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                      AMENDED AND RESTATED PURCHASE AGREEMENT

                           dated as of February 26, 1998

                                      between

                             LONDON CLUBS NEVADA INC.,

                        LONDON CLUBS INTERNATIONAL, P.L.C.,

                           ALADDIN GAMING HOLDINGS, LLC,

                                ALADDIN GAMING, LLC,

                               ALADDIN HOLDINGS, LLC,

                              SOMMER ENTERPRISES, LLC

                                        and

                   TRUST UNDER ARTICLE SIXTH U/W/O SIGMUND SOMMER


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

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                     ARTICLE I
                                    Definitions

SECTION 1.1.  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . .   1

                                     ARTICLE II
                     Purchase and Sale of the Purchaser Shares

SECTION 2.1.  Purchase and Sale of the Purchaser Shares. . . . . . . . . . .  14
SECTION 2.2.  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.3.  Closing Deliveries . . . . . . . . . . . . . . . . . . . . . .  15

                                    ARTICLE III
                           Representations and Warranties
                       of Gaming Holdings, Gaming, Holdings,
                          Sommer Enterprises and the Trust

SECTION 3.1.   Organization and Good Standing. . . . . . . . . . . . . . . .  17
SECTION 3.2.   Authority . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.3.   Non-Contravention . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.4.   Consents and Approvals. . . . . . . . . . . . . . . . . . . .  19
SECTION 3.5.   Outstanding Shares. . . . . . . . . . . . . . . . . . . . . .  19
SECTION 3.6.   Warranty. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.7.   Title Matters . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.8.   Compliance with Laws. . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.9.   No Event of Default . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.10.  Hazardous Substances. . . . . . . . . . . . . . . . . . . . .  21
SECTION 3.11.  Environmental and Soils Reports . . . . . . . . . . . . . . .  22
SECTION 3.12.  Sommer Enterprises Interest . . . . . . . . . . . . . . . . .  22
SECTION 3.13.  Holdings' Business. . . . . . . . . . . . . . . . . . . . . .  22
SECTION 3.14.  Financial Statements. . . . . . . . . . . . . . . . . . . . .  22
SECTION 3.15.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.16.  Material Adverse Effect . . . . . . . . . . . . . . . . . . .  23
SECTION 3.17.  Absence of Undisclosed Liabilities. . . . . . . . . . . . . .  23
Section 3.18.  Assets of the Trust . . . . . . . . . . . . . . . . . . . . .  24

                                     ARTICLE IV
                         Representations and Warranties of
              Gaming Holdings, Gaming, Sommer Enterprises and Holdings

SECTION 4.1.   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 4.2.   Material Contracts. . . . . . . . . . . . . . . . . . . . . .  24
SECTION 4.3.   Employees . . . . . . . . . . . . . . . . . . . . . . . . . .  25

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                                                                            Page
                                                                            ----

SECTION 4.4.   Employees Benefit Plans; ERISA. . . . . . . . . . . . . . . .  25
SECTION 4.5.   Aladdin Names . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 4.6.   Brokers or Finders. . . . . . . . . . . . . . . . . . . . . .  26

                                     ARTICLE V
                         Representations and Warranties of
                            the Purchaser and LCI Parent

SECTION 5.1.   Organization and Good Standing. . . . . . . . . . . . . . . .  27
SECTION 5.2.   Parent. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 5.3.   Authority . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 5.4.   Non-contravention . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 5.5.   Consents and Approvals. . . . . . . . . . . . . . . . . . . .  28
SECTION 5.6.   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.7.   Investment. . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.8.   No Public Market. . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.9.   Brokers and Finders . . . . . . . . . . . . . . . . . . . . .  29
SECTION 5.10.  Material Adverse Effect . . . . . . . . . . . . . . . . . . .  29

                                     ARTICLE VI
                                     Covenants

SECTION 6.1.   Redevelopment Documents . . . . . . . . . . . . . . . . . . .  29
SECTION 6.2.   Financing . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 6.3.   Discount Notes and Warrants . . . . . . . . . . . . . . . . .  33
SECTION 6.4.   Interests of Employees,
               Officers and Consultants  . . . . . . . . . . . . . . . . . .  33
SECTION 6.5.   Information and Consultation. . . . . . . . . . . . . . . . .  34
SECTION 6.6.   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.7.   Second Hotel. . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.8.   Gaming Matters. . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.9.   Conveyance of Land And
               Existing Improvements . . . . . . . . . . . . . . . . . . . .  39
SECTION 6.10.  JMJ Lease . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                    ARTICLE VII
                               Conditions To Closing

SECTION 7.1.   Conditions to the Purchaser's
               and LCI Parent's Obligations. . . . . . . . . . . . . . . . .  41
SECTION 7.2.   Conditions to Gaming Holdings's,
               Gaming's, Holdings', Sommer
               Enterprises' and the
               Trust's Obligations . . . . . . . . . . . . . . . . . . . . .  44

                                                                            Page
                                                                            ----

                                    ARTICLE VIII
                                     Guarantee

SECTION 8.1.    Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                     ARTICLE IX
                                    Termination

SECTION 9.1.   Termination . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 9.2.   Effect of Termination . . . . . . . . . . . . . . . . . . . .  47

                                     ARTICLE X
                             SURVIVAL; INDEMNIFICATION

SECTION 10.1.   Survival; Remedy for Breach. . . . . . . . . . . . . . . . .  47
SECTION 10.2.   Indemnification. . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 10.3.   Aronow Indemnification . . . . . . . . . . . . . . . . . . .  48

                                     ARTICLE XI
                                   MISCELLANEOUS

SECTION 11.1.   Assignment . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 11.2.   No Third-Party Beneficiaries . . . . . . . . . . . . . . . .  49
SECTION 11.3.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 11.4.   Confidentiality. . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 11.5.   Publicity. . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 11.6.   Further Assurances . . . . . . . . . . . . . . . . . . . . .  50
SECTION 11.7.   Amendments . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 11.8.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 11.9.   Consents and Approvals . . . . . . . . . . . . . . . . . . .  53
SECTION 11.10.  Counterparts; Effectiveness. . . . . . . . . . . . . . . . .  53
SECTION 11.11.  Construction . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.12.  Severance. . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.13.  Non-Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.14.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.15.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.16.  Entirety of Agreement. . . . . . . . . . . . . . . . . . . .  55

                       AMENDED AND RESTATED PURCHASE AGREEMENT


          This AMENDED AND RESTATED PURCHASE AGREEMENT, dated as of February 26, 1998 is entered into and made by and between ALADDIN GAMING HOLDINGS, LLC, a Nevada limited-liability company ("Gaming Holdings"), LONDON CLUBS NEVADA INC., a Nevada corporation (the "PURCHASER"), LONDON CLUBS INTERNATIONAL, P.L.C., a public limited company organized under the laws of England and Wales ("LCI PARENT"), ALADDIN GAMING, LLC, a Nevada limited-liability company ("Gaming"), ALADDIN HOLDINGS, LLC, a Delaware limited liability company ("HOLDINGS"), SOMMER ENTERPRISES, LLC, a Nevada limited liability company ("SOMMER ENTERPRISES") and TRUST UNDER ARTICLE SIXTH U/W/O SIGMUND SOMMER(the "TRUST") as an amendment to and restatement of the Purchase Agreement dated as of September 24, 1997 (and subsequently amended on October 16, 1997, November 18, 1997 and December 1,
1997), among certain of the undersigned.

          WHEREAS, subject to the terms and conditions set forth herein, the Purchaser desires to purchase from Gaming Holdings, and Gaming Holdings desires to issue and sell to the Purchaser, the Purchaser Shares (as defined hereinafter).

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement and intending to be legally bound, Gaming Holdings, the Purchaser, LCI Parent, Gaming, Holdings, Sommer Enterprises and Trust agree as follows:


                                      ARTICLE I

                                     Definitions

          SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the meaning set forth below:

          "ALADDIN ENTERPRISES" means Aladdin Gaming Enterprises, Inc., a Nevada corporation, which will be a Member of Gaming Holdings on and after the Closing Date.

          "AFFILIATE" means, in respect of a specified Person, any Person who or which is (a) directly or indi-rectly controlling, controlled by or under common control with such specified Person, or (b) any member, director, officer, manager, relative or spouse of such specified Person. For the purposes of this definition, "CONTROL" means the right to exercise, directly or indirectly, more than fifty percent of the voting power of the stockholders, members or owners, and, with respect to any individual, partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity, and "CONTROLLED" and "CONTROLLING" shall have corresponding meanings.

          "AFFIRMATIVE RESPONSE NOTICE" has the meaning set forth in Section
2.2.

          "AGREEMENT" means this Amended and Restated Purchase Agreement.

          "ALADDIN NAMES" has the meaning set forth in Section 4.5.

          "AMENDED AND RESTATED ARTICLES" means the Amended and Restated Articles of Organization of Gaming Holdings to be entered into on or prior to the Closing.

          "APPLICATIONS" has the meaning set forth in Section 6.5.

          "APPROVALS" has the meaning set forth in Section 6.5.

          "ARBITRATION PROVISION" has the meaning set forth in Section 6.7.

          "ARTICLES OF ORGANIZATION" means the Articles of Organization of Gaming Holdings filed with the Secretary of State of the State of Nevada on December 1, 1997, as amended from time to time.

          "BANK DEBT" means the portion of the Gaming Financing under a bank credit facility, in the amount of $410 million.

          "BANK LENDERS" has the meaning set forth in Section 6.2.

          "BAZAAR" means Aladdin Bazaar, LLC, a Delaware limited liability company.

          "BAZAAR FINANCING" means the bank financing, and/or high yield debt, and/or such alternative financing as Bazaar shall enter into, in order for Bazaar to finance the development of the Shopping Center and/or all or some of the Parking.

          "CERCLA" is defined in clause (a) of the definition of "Environmental Laws".

          "CERLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

          "CERTIFICATE OF SHARES" means a certificate of Gaming Holdings representing Shares in Gaming Holdings.

          "CLOSING" has the meaning set forth in Section 2.2.

          "CLOSING DATE" has the meaning set forth in Section 2.2.

          "CLOSING SCHEDULES" means Schedules to this Agreement in respect of the representations and warranties of the parties to this Agreement made as of the Closing Date.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "GAMING HOLDINGS CLOSING CERTIFICATE" has the meaning set forth in
Section 7.1.

          "COMPLETION GUARANTIES" has the meaning set forth in Section 6.2.

          "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 11.4.

          "CONSENTS" has the meaning set forth in Section 5.5.

          "CONTRIBUTION AGREEMENT" has the meaning set forth in Section 6.2.

          "DISCOUNT NOTES" means 13.5% senior discount notes, accreting to an aggregate principal amount of $221.5 million at maturity, due 2010 to be issued by Gaming Holdings and Aladdin Capital Corp. on or about the Closing Date.

          "DOLLARS" and "$" means the lawful currency of the United States of America.

          "EFFECTIVE DATE" means September 24, 1997.

          "EMPLOYEE PLANS" has the meaning set forth in Section 4.4.

          "ERISA" has the meaning set forth in Section 4.4.

          "ENVIRONMENTAL LAWS" means any of:

          (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.) ("CERCLA");

          (b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251, ET SEQ.) ("CLEAN WATER ACT" OR "CWA");

          (c) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.) ("RCRA");

          (d) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011, ET SEQ.);

          (e) the Clean Air Act (42 U.S.C. Section 7401, ET SEQ.);

          (f) the Emergency Planning and Community Right to Know (42 U.S.C.
Section 11001, ET SEQ.);

          (g) the Federal Insecticide, Fungicide, and Rondenticide Act (7 U.S.C.
Section 136, ET SEQ.) ("FIFRA");

          (h) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

          (i) the Safe Drinking Water Act (42 U.S.C. Sections 300f, ET SEQ.) ("SDWA");

          (j) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201, ET SEQ.);

          (k) the Toxic Substances Control Act (15 U.S.C. Section 2601, ET
SEQ.);

          (l) the Hazardous Material Transportation Act (49 U.S.C. Section 1801, ET SEQ.) ("HMTA");

          (m) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C.
Section 7901, ET SEQ.) ("UMTRCA");

          (n) the Occupational Safety and Health Act (29 U.S.C. Section 651, ET SEQ.) ("OSHA");

          (o) the Nevada Hazardous Material law (NRS Chapter 459);

          (p) the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS
444.440 to 444.650, inclusive);

          (q) the Nevada Water Controls/Pollution law (NRS Chapter 445A);

          (r) the Nevada Air Pollution law (NRS Chapter 445B);

          (s) the Nevada Cleanup of Discharged Petroleum law (NRS 590.700 to 590.920, inclusive);

          (t) the Nevada Control of Asbestos law (NRS 618.750 to 618.850);

          (u) the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4385, inclusive);

          (v) the Nevada Artificial Water Body Development Permit law (NRS 502.390);

          (w) the Nevada Protection of Endangered Species, Endangered Wildlife Permit (NRS 503.585) and Endangered Flora Permit law (NRS 527.270); and

          (x) all others Federal, state and local Legal Requirements which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to such foregoing laws;

in each case as amended by an amendment thereto or succeeded by a successor law.

          "ESCROW AGENT" has the meaning set forth in Section 2.2.

          "ESCROW AGREEMENT" has the meaning set forth in Section 2.2.

          "EXERCISE" means, in respect of any Warrants, the exercise of such Warrants into shares in Aladdin Enterprises, and "EXERCISED" shall have a corresponding meaning.

          "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.14.

          "FIRST AVAILABLE PROCEEDS" shall mean any and all amounts available at any time the payment of which is not restricted under the arrangements in respect of the Bank Financing and the Discount Notes.

          "FF&E LOAN" means the approximately $80 million loan to Gaming secured by, and/or capital lease to Gaming of, certain of the furniture, fixtures and equipment located in the Redevelopment.

          "GAI" means GAI, LLC, a Nevada limited liability company.

          "GAI CONSULTING AGREEMENT" means the Consulting Agreement, as amended as of the date hereof, effective as of June 16, 1997, among Gaming Holdings, Gaming, Holdings and GAI.

          "GAMING FINANCING" means the Bank Debt, the Discount Notes and the FF&E Loan.

          "GAMING PROBLEM" means circumstances such that any Member or any Affiliate of any Member may preclude or materially delay, impede or impair the ability of Gaming to obtain or retain any licenses required by the Nevada Gaming Authorities in connection with the transactions contemplated hereby, including for the conduct of business of Gaming, or such as may result in the imposition of significantly burdensome terms and conditions on any such license.

          "GAMING PROBLEM PARTY" has the meaning set forth in Section 6.8.

          "GOEGLEIN" means Richard J. Goeglein.

          "GOEGLEIN EMPLOYMENT AND CONSULTING AGREEMENT" means the Employment and Consulting Agreement, as amended on the date hereof, effective as of June 16, 1997, entered into by and among Gaming Holdings, Gaming, Holdings and Goeglein.

          "GOVERNMENTAL ENTITY" has the meaning set forth in Section 3.4.

          "HAZARDOUS SUBSTANCES" means (statutory acronyms and abbreviations having the meaning given them in the definition of "Environmental Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in
Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as "contaminants" by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to
Section 2(u) of the FIFRA, those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R.
Part 260.10, specifically including Appendices VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances or toxic substances in 40 C.F.R. Part 1910; those substances defined as hazardous materials, hazardous substances or toxic substances in any other Environmental Laws; and those substances defined as hazardous materials, hazardous substances or toxic substances in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

          "INDEMNIFIED PARTIES" has the meaning set forth in Section 10.2.

          "INDEMNIFYING PARTY" has the meaning set forth in Section 10.2.

          "INTEREST" means the entire ownership interest in Gaming Holdings of a Member holding Voting Shares at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided under the NRS and in the Operating Agreement.

          "JMJ LEASE" means the Amended and Restated Lease Agreement dated July 27, 1994 between BATCL-1991-1, Inc. and JMJ, Inc. in respect of the Land And Existing Improvements.

          "KEEP WELL AGREEMENT" has the meaning set forth in Section 6.2.

          "LAND AND EXISTING IMPROVEMENTS" means the land and existing improvements located on an approximately 35 acre site at 3667 Las Vegas Boulevard South, Las Vegas, Nevada, as indicated on the site plans attached hereto as Exhibit 1, and as more particularly described on Exhibit 1A.

          "LAW" means any statute, law, judgment, writ, order, injunction, decree, ordinance, rule or regulation of any Governmental Entity.

          "LIABILITIES" has the meaning set forth in Section 3.17.

          "LIEN" means any lien, encumbrance, security interest, charge, claim, mortgage, pledge or restriction on transfer of any nature whatsoever.

          "LOSS" has the meaning set forth in Section 10.2.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on assets, liabilities, operations, intended operations, results of operations or financial condition.

          "MEMBER" means a Person who has been admitted to Gaming Holdings as a member in accordance with the NRS and the Operating Agreement.

          "MUSIC HOLDINGS" means Aladdin Music Holdings, LLC, a Nevada limited liability company.

          "NEVADA ACT" means the Nevada State Gaming Control Act (NRS Ch. 463 et seq) and the rules and regulations promulgated thereunder.

          "NEVADA GAMING AUTHORITIES" means, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board and all other state and local regulatory and licensing authorities in the State of Nevada.

          "NOTE REGISTRATION RIGHTS AGREEMENT" means the Note Registration Rights Agreement dated as of February 26, 1998 among Gaming Holdings, Aladdin Capital Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp. and Scotia Capital Markets
(USA) Inc.

          "NRS" means the Nevada Revised Statutes, as amended from time to time.

          "OPENING DATE" means the date of the opening of the Redevelopment, currently expected to be in the first quarter of 2000.

          "OPERATING AGREEMENT" means the Operating Agreement of Gaming Holdings, to be dated as of the Closing Date (the Operating Agreement shall have attached as an exhibit thereto a form of Shareholders and Registration Rights Agreement to be entered into by the shareholders of a successor corporation to Gaming Holdings or Gaming in certain circumstances).

          "PARKING" means the multi-level parking structure and other parking areas for approximately 4,000 motor vehicles to be developed by Bazaar and Gaming as part of the Redevelopment.

          "PERCENTAGE INTEREST" means, with respect to a particular Member, the proportionate share (expressed as a percentage) of such Member's Interest in the Voting Shares in Gaming Holdings, computed by dividing the number of Voting Shares held by such Member by the total number of Voting Shares issued and outstanding.

          "PERMITTED ENCUMBRANCES" has the meaning ascribed thereto in Section 3.6.

          "PERSON" means a natural person, any form of business or social organization and any other nongovernmental legal entity, whether domestic or foreign, including a corporation, partnership, association, trust, unincorporated organization, estate or limited liability company.

          "PROHIBITED TRANSFEREES" means (a) an owner, operator or manager of a hotel or casino competitive with the existing Aladdin Hotel and Casino or the Redeveloped Aladdin, (b) a non-profit or governmental entity, (c) a Person primarily in the business of owning or operating a casino or other gambling facility, (d) Focus 2000, or the then current owner(s) and/or lessee(s) of the property at the north-east corner of Las Vegas Boulevard and Harmon Avenue, and their Affiliates, (e) Bazaar, any member of Bazaar and the Affiliates of Bazaar or any such member, (f) an owner or operator of a distillery, winery, brewery or distributorship of alcoholic beverages, or (g) a Person that has been convicted of a felony crime.

          "PURCHASE PRICE" has the meaning set forth in Section 2.1.

          "PURCHASER CLOSING CERTIFICATE" has the meaning set forth in Section 7.2.

          "PURCHASER SHARES" means the Voting Shares to be sold to the Purchaser under this Agreement representing twenty-five percent of the outstanding Voting Shares of Gaming Holdings at the Closing.

          "RECEIVING PARTY" has the meaning set forth in Section 11.4.

          "REDEVELOPMENT" means:

     (a) the redevelopment of the existing Aladdin hotel and casino to include a total of approximately 2,600 rooms and approximately 116,000 square feet of main casino space (the "Redeveloped Aladdin");

     (b)  the development of the Shopping Center and the Parking;

     (c) the development of the Salle Privee Facilities within the Redeveloped Aladdin; and

     (d) the construction, fitting out, furnishing, maintenance and operation of all or any part of the foregoing.

          "REDEVELOPMENT AGREEMENTS" means any and all material contracts and agreements relating to the Redevelopment or any part thereof, but does not include any sub-lease in respect of the Shopping Center made by Bazaar as sub-landlord, except any such sub-lease to Gaming as sub-tenant, and does not include the Salle Privee Agreement and the Operating Agreement.

          "REDEVELOPMENT BUDGETS" means any and all budgets relating to the Redevelopment, or any part thereof.

          "REDEVELOPMENT DOCUMENTS" means the Redevelopment Agreements, the Redevelopment Financing Agreements, the Redevelopment Budgets and the Redevelopment Plans and Specifications, including the construction contract with Fluor Daniel, Inc.

          "REDEVELOPMENT FINANCING AGREEMENTS" means any and all material contracts or agreements relating to the Gaming Financing or the Bazaar Financing, including the FF&E Loan and related agreements, inter-creditor agreements, attornment agreements and guarantees of payment, performance, completion or cash flow, other than the Contribution Agreement, the Completion Guaranties and the Keep Well Agreement.

          "REDEVELOPMENT PLANS AND SPECIFICATIONS" means any and all plans and any and all specifications relating to the Redevelopment or any part thereof.

          "RELEASE" means a "release", as such term is defined in CERCLA.

          "RESOLUTION AGREEMENT" has the meaning set forth in Section 2.2.

          "SALLE PRIVEE AGREEMENT" means an agreement between the Purchaser, LCI Parent and Gaming with respect to the construction, operation, maintenance and marketing of the Salle Privee Facilities.

          "SALLE PRIVEE FACILITIES" means facilities open to the public at large, consisting of:

     (a) a gaming facility, containing approximately 20 to 30 high limit tables and approximately 100 high limit slot devices, located on the mezzanine level directly above the main gaming floor of the Redeveloped Aladdin;

     (b) a super-premium gourmet restaurant facility, located adjacent to and as part of the gaming facility of the Salle Privee Facilities and containing a separate kitchen, a bar, approximately 25 dining tables inside the restaurant, as well as several additional dining tables located in a roof garden accessible through the restaurant;

     (c) an exclusive hospitality facility comprising approximately 25 double-module luxury suites, 5 triple-module suites, a concierge facility and guest bar and lounge, to be located in the main tower of the Redeveloped Aladdin;

     (d) an entrance and reception area for guests of the Salle Privee Facilities, offering secure and discrete access for arrivals and departures; and

     (e) vertical and horizontal circulation infrastructure providing for private elevator access to the hospitality facility and private corridor access from the hospitality facility to the gaming facility of the Salle Privee Facilities.

          "SECOND HOTEL" means a second, separately themed hotel and casino on the Second Hotel Parcel with approximately 1,000 rooms and approximately 50,000 square feet of casino space.

          "SECOND HOTEL DOCUMENTS" has the meaning set forth in Section 6.5.

          "SECOND HOTEL NOTICE" has the meaning set forth in Section 6.7.

          "SECOND HOTEL PARCEL" means the approximately 4.7 acres of land which is approximately the land indicated to be the Second Hotel Parcel on the site plans attached hereto as Exhibit 1.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "SHARE" represents a share of an Interest in Gaming Holdings as shall be provided in the Operating Agreement.

          "SHOPPING CENTER" means a themed entertainment shopping center containing approximately 450,000 square feet of gross leasable area to be developed by Bazaar as part of the Redevelopment.

          "SHOPPING CENTER PARCEL" means the approximately 11.4 acres of land which is approximately the land indicated to be the Shopping Center Parcel on the site plans attached hereto as Exhibit 1, together with an elevated area or areas to be determined in accordance with the Redevelopment Plans and Specifications.

          "TAX INDEMNITY AGREEMENT" has the meaning set forth in Section 6.2.

          "THIRD PARTY" means a Person who is not an Affiliate of Gaming Holdings, the Purchaser, LCI Parent, Gaming, the Trust or Holdings.

          "THRESHOLD" has the meaning set forth in Section 10.2.

          "TIMESHARE PARCEL" means the area which is approximately the area indicated to be the Timeshare Parcel on the site plans attached hereto as
Exhibit 1.

          "TITLE REPORT" has the meaning set forth in Section 3.7.

          "UTILITY PARCEL" means the approximately 0.64 acres of land which is approximately the land indicated to be the CoGen Parcel on the site plans attached hereto as Exhibit 1.

          "VOTING SHARES" means Shares which have full voting rights attached thereto.

          "WARRANTS" means warrants to be issued by Aladdin Enterprises on or about the Closing Date in connection with the issuance of the Discount Notes to purchase Class B non-voting common shares in the capital of Aladdin Enterprises.

          "WARRANT REGISTRATION RIGHTS AGREEMENT" means the Warrant Registration Rights Agreement dated as of

February 26, 1998 among Gaming Holdings, Aladdin Capital Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp. and Scotia Capital Markets (USA) Inc.


                                      ARTICLE II

                      PURCHASE AND SALE OF THE PURCHASER SHARES

          SECTION 2.1. PURCHASE AND SALE OF THE PURCHASER SHARES. Upon the terms and subject to the conditions of this Agreement Gaming Holdings agrees to issue, sell and convey to the Purchaser, and the Purchaser agrees to purchase from Gaming Holdings, the Purchaser Shares, free and clear of all Liens, for an aggregate purchase price of $50,000,000 (the "PURCHASE PRICE").

          SECTION 2.2. CLOSING. (a) When Gaming Holdings shall in good faith believe that the conditions contained in Section 7.1 to the Purchaser's obligations to effect the purchase and sale of the Purchaser Shares under this Agreement are in such position either to be satisfied at the Closing, or, in respect of those conditions (which shall be specifically identified in the notice) that will not be satisfied, will be waived by the Purchaser at the Closing, Gaming Holdings shall so notify the Purchaser.

          (b) Upon receipt of such notice under Section 2.2(a) the Purchaser shall have fifteen days to notify Gaming Holdings of its opinion as to whether the conditions contained in Section 7.1 will be satisfied or waived by the Purchaser at the Closing. Upon the failure of the Purchaser to deliver such a notice within such fifteen day time period, time being of the essence, Gaming Holdings may terminate this Agreement pursuant to Article IX. Any notice by the Purchaser stating the Purchaser's opinion that the conditions will not be satisfied or waived at the Closing shall identify the condition(s) the Purchaser believes have not been satisfied or will not be waived by Purchaser and, for the purposes of facilitating the good faith negotiations referred to below, shall provide reasons for the Purchaser's opinion, which reasons shall not include in respect of Sections 7.1(e) through (f) any Redevelopment Document approved pursuant to Section 6.1 (except to the extent that the Purchaser makes a subsequent determination to the contrary pursuant to Section 6.1(c) or

7.1(g)). Upon receipt of such notice from the Purchaser stating the Purchaser's opinion that the conditions will not be satisfied or waived at the Closing, Gaming Holdings and the Purchaser shall promptly enter into good faith negotiations for an additional fifteen day period in an effort to reach agreement (the "RESOLUTION AGREEMENT") to resolve each other's concerns. Any Resolution Agreement shall be in writing and duly signed. Upon the failure of Gaming Holdings and the Purchaser to reach such agreement within such additional fifteen day period, Gaming Holdings and the Purchaser shall each have the right within fifteen days after the expiration of such additional fifteen day period to terminate this Agreement pursuant to Article IX.

          (c) If the Purchaser notifies Gaming Holdings within the initial fifteen day period, time being of the essence, of its opinion that the conditions contained in Section 7.1 will be satisfied or waived at the Closing (the "AFFIRMATIVE RESPONSE NOTICE") or if the Resolution Agreement is made, if required by the Gaming Financing, at such time prior to the Closing as is required by the Gaming Financing, the Purchaser shall pay $50,000,000 into escrow with an escrow agent (the "ESCROW AGENT") pursuant to an Escrow Agreement (the "ESCROW AGREEMENT"), which Escrow Agreement is to be negotiated and mutually agreed between Gaming Holdings, the Escrow Agent and the Purchaser.

          (d) Subject to the terms and conditions of this Agreement, the purchase and sale of the Purchaser Shares (the "CLOSING") shall take place after conclusion of the process set forth in Section 2.2(a) through (c) above at 10:00 a.m. at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, (i) on the thirtieth business day after the Affirmative Response Notice has been given, or (ii) on the tenth business day after the date the Resolution Agreement is made, as the case may be (the "CLOSING DATE"), unless another date or time is mutually agreed to in writing by Gaming Holdings and the Purchaser or is required by the Gaming Financing.

          SECTION 2.3.  CLOSING DELIVERIES.  At the Closing:

          (a)the Purchaser shall deliver or cause to be delivered to Gaming
     Holdings:

               (i) $50,000,000 (delivered by the Purchaser or by the Escrow Agent on behalf of the Purchaser pursuant to the terms of the Escrow Agreement, as the case may be), apportioned between (A) and (B), below, as the Purchaser may determine (subject to the requirements of the Gaming Financing): (A) by wire transfer of immediately available funds to an account designated in writing by Gaming Holdings, and (B) by delivery to Gaming Holdings of an irrevocable letter of credit in favor of Gaming Holdings and immediately callable by Gaming Holdings on demand in form and substance and from a nationally recognized U.S. bank satisfactory to Gaming Holdings;

               (ii) a counterpart of the Operating Agreement, duly executed by the Purchaser;

               (iii) a counterpart of the Salle Privee Agreement, duly executed by the Purchaser and LCI Parent;

               (iv) a counterpart of the Contribution Agreement, duly executed by LCI Parent;

               (v) a counterpart of the Keep Well Agreement, duly executed by LCI Parent;

               (vi) a counterpart of the Completion Guaranties, duly executed by LCI Parent;

               (vii) a counterpart of the Tax Indemnity Agreement, duly executed by the Purchaser and LCI Parent;

               (viii) the Purchaser Closing Certificate; and

               (ix)such other documents and certificates as shall be required to satisfy the conditions to the obligations of Gaming Holdings set forth in
     Section 7.2

          (b) Gaming Holdings shall deliver or cause to be delivered to the
Purchaser:

               (i)   a Certificate of Shares in respect of the Purchaser Shares;

               (ii) a counterpart of the Operating Agreement, duly executed by the Members of Gaming Holdings other than the Purchaser;

               (iii) a counterpart of the Salle Privee Agreement, duly executed by Gaming Holdings;

               (iv) a counterpart of the Contribution Agreement, duly executed by Holdings and the Trust;

               (v) a counterpart of the Keep Well Agreement, duly executed by Holdings;

               (vi) a counterpart of the Completion Guaranties, duly executed by the Trust;

               (vii) a counterpart of the Tax Indemnity Agreement, duly executed by Holdings and the Trust;

               (viii) Gaming Holdings Closing Certificate;

               (ix)the Closing Schedules; and

               (x) such other documents and certificates as shall be required to satisfy the conditions to the obligations of the Purchaser set forth in
     Section 7.1.


                                     ARTICLE III

                          Representations and Warranties of
                Gaming Holdings, Gaming, Holdings, Sommer Enterprises
                                    and the Trust
                -----------------------------------------------------


          Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust jointly and severally represent and warrant to the Purchaser and LCI Parent as of the Effective Date and as of the Closing Date that:

          SECTION 3.1. ORGANIZATION AND GOOD STANDING. (a) Each of Gaming Holdings, Music Holdings, Gaming and Sommer Enterprises is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (b) Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (c) The Trust is a trust duly created under the will of Sigmund Sommer, under the laws of the State of New York and is being validly administered under the laws of the State of New York.


          SECTION 3.2. AUTHORITY. Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust have all requisite power and authority to enter into this Agreement; the execution and delivery by Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust of this Agreement and the consummation by Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust of the transactions contemplated hereby (including, as of the Closing Date, the Operating Agreement, the Salle Privee Agreement, the Contribution Agreement and the Tax Indemnity Agreement) have been duly authorized by all necessary corporate and other action on the part of Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust; and this Agreement has been duly and validly executed and delivered by Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust and constitutes and, as of the Closing Date, the Operating Agreement, the Salle Privee Agreement, the Contribution Agreement and the Tax Indemnity Agreement will constitute, (assuming the due and valid execution and delivery thereof by the Purchaser and LCI Parent) the legal, valid and binding obligation of Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust, enforceable against Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles.

          SECTION 3.3. NON-CONTRAVENTION. Neither the execution, delivery and performance by Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust of this Agreement nor the consummation of the transactions contemplated hereby by Gaming Holdings, Gaming, Holdings, Sommer Enterprises or the Trust will (i) result in a breach of any of the terms or provisions of the Articles of Organization or Operating Agreement of Gaming Holdings, Gaming, Holdings or Sommer Enterprises, or the will under which the Trust, was created, (ii) violate any applicable Law, or (iii) result in a violation or breach of any of the terms, conditions or provisions of any agreement to which Gaming Holdings, Gaming, Holdings, Sommer Enterprises or the Trust is a party, except such violations or breaches which are not reasonably likely to have a Material Adverse Effect on Gaming Holdings, Gaming, Holdings, Sommer Enterprises or the Trust or materially and adversely affect any of Gaming Holdings', Gaming's, Holdings', Sommer Enterprises' or the Trust's obligations under this Agreement, or under any agreement to be entered into by any of them pursuant hereto.

          SECTION 3.4. CONSENTS AND APPROVALS. The execution and delivery by Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust of this Agreement and the consummation of the transactions contemplated hereby do not require any filing by Gaming Holdings, Gaming, Holdings, Sommer Enterprises or the Trust with, or approval or consent of any domestic or foreign governmental or regulatory authority, agency or commission, including courts of competent jurisdiction (each, a "GOVERNMENTAL ENTITY") which has not already been made or obtained, except for (i) the filing of the Amended and Restated Articles with the Secretary of State of the State of Nevada, (ii) such filings and approvals as are required under the Nevada Act, and (iii) such filings, consents or approvals that will have been made or obtained on or prior to the Closing Date or the failure of which to make or obtain is not reasonably likely to have a Material Adverse Effect on Gaming Holdings or Gaming or to materially and adversely affect any of Gaming Holdings' or Gaming's obligations under this Agreement.

          SECTION 3.5. OUTSTANDING SHARES. (a) Subject to Gaming Holdings and the Purchaser agreeing upon an alternate capital structure, immediately after the Closing the only Members of Gaming Holdings and the outstanding Shares of Gaming Holdings will be as set forth in Schedule 3.5 and all such Shares shall be duly authorized and validly issued. Except as set forth on Schedule 3.5, there are no rights of any kind or legal or equitable claims to memberships, Interests or Shares in Gaming Holdings.

          (b) At the Closing, the only members of Sommer Enterprises will be Ronald Dictrow (who shall hold a 1.33 percent interest in the issued and outstanding membership interests in Sommer Enterprises) and Holdings (which shall hold a 98.67 percent interest in the issued and outstanding membership interests in Sommer Enterprises) and except as set forth in Schedule 3.15 there are no other rights of any kind or legal or equitable claims to memberships, Interests or Shares in Sommer Enterprises.

          (c) At the Closing, Holdings shall be a ninety-five percent owned subsidiary of the Trust.

          SECTION 3.6. WARRANTY. As of the Effective Date Holdings owns, and as of the Closing Date Gaming shall own, indefeasible and insurable fee simple title to the Land And Existing Improvements subject only to those matters set forth on Schedule 3.6 (the "PERMITTED ENCUMBRANCES").

          SECTION 3.7. TITLE MATTERS. Except as provided in Section 6.9 or as disclosed in Schedule 3.6, neither Gaming Holdings nor Gaming nor Holdings nor the Trust nor Sommer Enterprises has created or have knowledge of any unrecorded or undisclosed documents or any Liens, leases, rights of possession, covenants, conditions, easements, restrictions on use or claims affecting the Land And Existing Improvements, or other matters which affect title to the Land And Existing Improvements which are not disclosed on Schedule 3.6 (including the Title Report attached thereto (the "TITLE REPORT")).

          SECTION 3.8. COMPLIANCE WITH LAWS. Gaming Holdings, Gaming, Holdings, Sommer Enterprises, the Trust, and the Land And Existing Improvements are in material compliance with all Laws, including all building and zoning ordinances and codes.

          SECTION 3.9. NO EVENT OF DEFAULT. None of Gaming Holdings, Gaming, the Trust, Sommer Enterprises or Holdings is in default in any material respect beyond any applicable grace period under or with respect to any mortgage or any other material agreement or instrument to which either Gaming Holdings, Gaming, the Trust, Sommer Enterprises or Holdings is a party or by which any of Gaming Holdings, Gaming, the Trust, Sommer Enterprises or Holdings or any part of the Land And Existing Improvements is bound in any respect, nor has any event occurred, nor does any state of circumstances exist, the existence of which, with or without the passage of time or the giving of notice or both, would constitute an event of default under such mortgage, agreement or instrument.

          SECTION 3.10. HAZARDOUS SUBSTANCES. Except as otherwise disclosed in the environmental reports described on Schedule 3.11:

          (a) the Land And Existing Improvements and all existing uses and conditions of the Land And Existing Improvements and the Redevelopment have been, and continue to be, in material compliance with all Environmental Laws, and neither Gaming Holdings, Gaming nor Holdings has received, and there are no pending or threatended (i) claims, complaints, notices or requests for information with respect to any alleged violation of any Environmental Law, or
(ii) complaints, notices or inquiries regarding potential liability under any Environmental Law with respect to the Land And Existing Improvements or any portion thereof or any use or condition thereof;

          (b) there have been no Releases of Hazardous Substances at, or under the Land And Existing Improvements by Gaming Holdings, Gaming or Holdings that singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect on Gaming Holdings, Gaming or Holdings;

          (c) Gaming Holdings, Gaming or Holdings have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desireable for their businesses;

          (d) no part of the Land And Existing Improvements now or previously owned or leased by Gaming Holdings, Gaming or Holdings is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list requiring investigation or clean-up;

          (e) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under the Land And Existing Improvements now or previously owned or leased by Gaming Holdings, Gaming or Holdings that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect on Gaming Holdings, Gaming or Holdings;

          (f) neither Gaming Holdings, Gaming nor Holdings has directly transported or directly arranged for the transportation of any Hazardous Substances to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Gaming Holdings, Gaming or Holdings for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (g) there are no polychlorinated biphenyls or friable asbestos on or in the Land And Existing Improvements now or previously owned or leased by Gaming Holdings, Gaming or Holdings that, singly or in the aggregate, have or may reasonably be expected to have, a Material Adverse Effect on Gaming Holdings, Gaming or Holdings; and

          (h) no conditions exist at, on or under the Land And Existing Improvements now or previously owned or leased by Gaming Holdings, Gaming or Holdings which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

          SECTION 3.11. ENVIRONMENTAL AND SOILS REPORTS. Schedule 3.11 sets forth a complete list of all environmental, soils, seismic and geologic reports, studies and certificates relating to the Land And Existing Improvements.

          SECTION 3.12. SOMMER ENTERPRISES INTEREST. Sommer Enterprises owns, free and clear of all encumbrances, its Interest in Gaming Holdings.

          SECTION 3.13. HOLDINGS' BUSINESS. (a) Since its formation, the business of Holdings has been to acquire the Land And Existing Improvements and to engage in activities relating to the operation and development thereof, including pursuant to the JMJ Lease, and in respect of the Redevelopment. Except for the Land And Existing Improvements, (i) except as set forth in item (i) on Schedule 3.13, Holdings has no material assets, and (ii) except as set forth in item (ii) on Schedule 3.13, Holdings has no material liabilities.

          SECTION 3.14. FINANCIAL STATEMENTS. (a) The unaudited consolidated balance sheet of Gaming (with footnotes) and the related statements of income, changes in Members' equity and cash flow previously delivered to

Purchaser were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly, in all material respects, the financial condition of Gaming as of the date thereof and the results of their operations for the period indicated.

          (b) A consolidated balance sheet of Gaming Holdings (with footnotes) and the related statements of income, changes in Members' equity and cash flow shall be prepared as of the last day of the last month ending prior to the Closing and included in the Closing Schedules and shall be audited to the extent that audited financials are required on or around the Closing Date by the Gaming Financing.

          (c) The financial statements referred to in Sections 3.14(a) and (b), collectively, the "Financial Statements."

          SECTION 3.15. LITIGATION. Except as disclosed in Schedule 3.15, there is no action, suit, judgement, decree, charge, complaint, injunction, investigation or proceeding pending or, to the best knowledge of Gaming Holdings, Gaming, Holdings, Sommer Enterprises or the Trust, threatened against Gaming Holdings, Gaming, Holdings, Sommer Enterprises, the Trust, Music Holdings or Jack Sommer.

          SECTION 3.16.  MATERIAL ADVERSE EFFECT.  Except as disclosed in
Schedule 3.16, since the date of this Agreement there has been no event, occurrence, or development, and there is not any state of circumstances or facts which has had or is likely to have, a Material Adverse Effect on Gaming Holdings, Gaming, Holdings, Sommer Enterprises, Music Holdings or the Trust.

          SECTION 3.17. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.17, neither Gaming Holdings, Music Holdings nor Gaming has any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (collectively, the "LIABILITIES"), required under generally accepted accounting principles to be reflected on a balance sheet (with footnotes) other than those Liabilities fully and adequately reflected or reserved against on the Financial Statements. Since the date of the latest Financial Statements, except as set forth in

Schedule 3.17, neither Gaming Holdings nor Gaming has incurred any Liabilities required under generally accepted accounting principles to be reflected on a balance sheet (with footnotes), other than such Liabilities as are incurred after the Effective Date under, pursuant to or as contemplated in a Redevelopment Document which has been approved by Purchaser pursuant to Section 6.1.

          Section 3.18. ASSETS OF THE TRUST. The Trust is possessed of assets free of encumbrances to an extent sufficient to meet its obligations under the Completion Guaranties, the Contribution Agreement, the Tax Indemnity Agreement, this Purchase Agreement and any guaranty obligations it may undertake in connection with any financing relating to the Shopping Center or the Second Hotel.


                                      ARTICLE IV

                          Representations and Warranties of
               GAMING HOLDINGS, GAMING, SOMMER ENTERPRISES AND HOLDINGS

          Gaming Holdings, Gaming, Sommer Enterprises and Holdings jointly and severally represent and warrant to the Purchaser and LCI Parent as of the Effective Date and as of the Closing Date that:

          SECTION 4.1. SUBSIDIARIES. Except as set forth in Schedule 4.1 (which sets forth the extent of ownership), Gaming Holdings and Gaming have no subsidiaries, and Gaming Holdings and Gaming have no legal or equitable right or obligation to acquire any interest of any kind in any other Person.

          SECTION 4.2. MATERIAL CONTRACTS. Except as disclosed in Schedule 4.2, neither Gaming Holdings, Music Holdings nor Gaming is a party to or bound by:

          (i)any lease or sublease of real or personal property providing for annual rentals of $100,000 or more;

          (ii)any agreement for the purchase of goods, services, equipment or other assets that provides for annual payments by Gaming Holdings or Gaming of $100,000 or more;

          (iii)any partnership, joint venture or other similar agreement or arrangement;

          (iv)any agreement relating to indebtedness (whether incurred, assumed, guaranteed or secured by any asset) or indemnification, other than any such agreement with an aggregate outstanding principal amount not exceeding $100,000;

          (v)any agreement with any Member, manager or officer of Gaming Holdings, Music Holdings or Gaming or with any Affiliate of any such Member, manager or officer; or

          (vi)any other agreement, commitment, arrangement or plan that is material to Gaming Holdings, Music Holdings or Gaming.

          SECTION 4.3. EMPLOYEES. Except as set forth in Schedule 4.3, neither Gaming Holdings, Music Holdings nor Gaming is a party to nor have they announced or promulgated any agency, employment or consulting agreements or union contracts. To the best knowledge of Gaming Holdings and Gaming each is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

          SECTION 4.4. EMPLOYEES BENEFIT PLANS; ERISA. Schedule 4.4 contains a list of each bonus, deferred compensation, incentive compensation, severance or termination pay, hospitalization or other medical, stock purchase, stock option, pension, life or other insurance, supplemental unemployment benefit, profit-sharing or retirement plan, agreement or arrangement, maintained for the benefit of any employee or former employee of Gaming Holdings, Music Holdings or Gaming (the "EMPLOYEE PLANS"). Except as set forth in Schedule 4.4:

          (a) No liability under Section 502 (i) or Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a tax under
Section 4975 of the Code, has been incurred by Gaming Holdings or Gaming with respect to any Employee Plan established or maintained, or to which contributions are or have been made by Gaming Holdings, Music Holdings or Gaming which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA). No Employee Plans of Gaming Holdings or Gaming are multiemployer plans (as defined in

Section 3(37) of ERISA). No event has occurred, and no condition or set of circumstances currently exists with respect to the Employee Plans which presents a material risk of the occurrence of any event that might result in any liability of Gaming Holdings, Music Holdings or Gaming under Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code or other applicable Law.

          (b) Each Employee Plan is in compliance with ERISA and all other applicable Federal Laws and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and Gaming Holdings and Gaming know of no fact which has adversely affected or which will adversely affect the qualified status of each Employee Plan.

          SECTION 4.5. ALADDIN NAMES. Schedule 4.5 contains a true and complete list of all trade names, trademarks, service marks, patents and copyrights used in connection with the business of the Aladdin Hotel and Casino (the "ALADDIN NAMES"). On the Closing Date, Gaming Holdings and Gaming shall have the exclusive (subject to the rights of other Persons in respect of the Redevelopment and the Land And Existing Developments as contemplated in this Agreement or as contemplated under the JMJ Lease) right to use each registered trademark and service mark listed on Schedule 4.5, and Gaming Holdings and Gaming's use thereof does not infringe on any trademark, trade names, assumed names, service marks, patents or copyrights or any other rights of any person or entity.

          SECTION 4.6. BROKERS OR FINDERS. Except as set forth in Schedule 4.2, neither Gaming Holdings, Music Holdings nor Gaming has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, including the Gaming Financing and the Bazaar Financing.


                                      ARTICLE V

                          Representations and Warranties of
                            THE PURCHASER AND LCI PARENT

          The Purchaser and LCI Parent jointly and severally represent and warrant to Gaming Holdings, Gaming,

Holdings, Sommer Enterprises and the Trust as of the Effective Date and as of the Closing Date that:

          SECTION 5.1. ORGANIZATION AND GOOD STANDING. (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

          (b) LCI Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

          SECTION 5.2. PARENT. The Purchaser is an indirect wholly owned subsidiary of LCI Parent.

          SECTION 5.3. AUTHORITY. The Purchaser and LCI Parent have all requisite power and authority to enter into this Agreement; the execution and delivery by the Purchaser and LCI Parent of this Agreement and the consummation by the Purchaser and LCI Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and LCI Parent; and this Agreement has been duly and validly executed and delivered by the Purchaser and LCI Parent and constitutes (assuming the due and valid execution and delivery of this Agreement by Gaming Holdings, Gaming, the Trust, Holdings and Sommer Enterprises) the legal, valid and binding obligation of the Purchaser and of LCI Parent enforceable against the Purchaser and LCI Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles.

          SECTION 5.4. NON-CONTRAVENTION. Neither the execution, delivery and performance by the Purchaser and LCI Parent of this Agreement nor the consummation of the transactions contemplated hereby by the Purchaser and LCI Parent will (i) violate the Articles of Organization of the Purchaser or the Memorandum of Association and Articles of Association of LCI Parent,(ii) violate any applicable Law, or (iii) result in a violation or breach of any of the terms, conditions or provisions of any agreement to which the Purchaser or LCI Parent is a party, except such violations or breaches which are not reasonably likely to have material adverse effect on Gaming Holdings, Gaming, LCI Parent or the Purchaser or any of the Purchaser's or LCI Parent's obligations under this Agreement, or under any agreement to be entered into by either of them pursuant hereto.

          SECTION 5.5. CONSENTS AND APPROVALS. The execution and delivery by the Purchaser and LCI Parent of this Agreement and the consummation of the transactions contemplated hereby do not require any filing by the Purchaser or LCI Parent with, or approval or consent of, any Governmental Entity which has not already been made or obtained, except such filings and approvals as are required under the Nevada Act, and except for such filings, consents or approvals that will have been obtained on or prior to the Closing Date or the failure of which to make or obtain is not reasonably likely to have a Material Adverse Effect on Gaming Holdings or Gaming or to materially and adversely affect any of the Purchaser's or LCI Parent's obligations under this Agreement.

          SECTION 5.6. LITIGATION. There is no action, suit, judgement, decree, charge, complaint, injunction, investigation or proceeding pending or, to the best knowledge of the Purchaser or LCI Parent, threatened against the Purchaser or LCI Parent.

          SECTION 5.7. INVESTMENT. The Purchaser is acquiring the Purchaser Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. The Purchaser understands that the Purchaser Shares to be purchased have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations with respect thereto as expressed herein. The Purchaser understands and acknowledges that the Purchaser Shares are subject to restrictions on transfer pursuant to the terms of the Operating Agreement.

          SECTION 5.8. NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any securities issued by Gaming Holdings, including the Purchaser Shares, and that there can be no assurance that a public market for such securities, including the Purchaser Shares, will develop in the future. The Purchaser acknowledges that the Purchaser Shares must be held indefinitely unless subsequently registered under the

Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resales of securities purchased in a private placement, subject to the satisfaction of certain conditions, and that there can be no assurance that Rule 144 will ever be available for any resale of the Purchaser Shares.

          SECTION 5.9. BROKERS AND FINDERS. Except for Oppenheimer & Co., Inc., neither the Purchaser nor LCI Parent have employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

          SECTION 5.10. MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there has been no event, occurrence, or development, and there is not any state of circumstances or facts which has had or is likely to have, a Material Adverse Effect on the Purchaser or LCI Parent.


                                      ARTICLE VI

                                      COVENANTS

          SECTION 6.1. REDEVELOPMENT DOCUMENTS. (a) When Gaming Holdings in good faith believes that one or more of the Redevelopment Documents as to which consultation and counseling has taken place pursuant to Section 6.5 is complete and satisfactory, Gaming Holdings shall send a notice to the Purchaser to that effect (a copy of the relevant Redevelopment Document(s) shall accompany such notice and such notice shall make express reference to each Redevelopment Document accompanying it). The Purchaser, in respect of each Redevelopment Document included in such notice, within fifteen days after receipt by the Purchaser of such notice, time being of the essence, in its sole discretion shall either (i) approve such Redevelopment Document in that form, or (ii) object to such Redevelopment Document and provide Gaming Holdings with written reasons for its objection.

          (b) If the Purchaser objects to a Redevelopment Document, or fails to approve a Redevelopment Document within fifteen days of the Purchaser's notice under

Section 6.1(a), time being of the essence, Gaming Holdings and the Purchaser shall enter into good faith negotiations for an additional fifteen day period and use commercially reasonable efforts to reach agreement to resolve each other's concerns. Upon the failure of Gaming Holdings and the Purchaser to reach such agreement within such additional fifteen day period, either Gaming Holdings or the Purchaser may within fifteen days of the expiration of such additional fifteen day period terminate this Agreement pursuant to Article IX.

          (c) Any Redevelopment Documents approved by the Purchaser at any time pursuant to this Section 6.1 shall be deemed to have been approved by the Purchaser for the purposes of Sections 2.2 and 7.1, and no new approval shall be required from the Purchaser, except to the extent that the Purchaser determines
(i) that any such Redevelopment Document is adversely affected by or adversely affects any subsequent Redevelopment Document(s) presented to the Purchaser for approval hereunder, or (ii) that the effect of any subsequently presented Redevelopment Document or the Redevelopment Documents taken as a whole, materially increase LCI Parent's potential liability under the Completion Guaranties or the Keep Well Agreement above reasonably anticipated levels.

          (d) Gaming Holdings, subject to prior consultation and counseling with the Purchaser pursuant to Section 6.5, may submit amendments of or variations to any or all of the Redevelopment Documents to the Purchaser at any time, whether or not the Purchaser has previously approved such Redevelopment Documents, and the procedures and provisions of Sections 6.1(a), (b) and (c) above shall apply.

          (e) As of the date hereof the Purchaser has approved for all purposes herein the documents set forth on Schedule 6.1.

          SECTION 6.2. FINANCING. (a) Subject to the provisions hereinafter set forth, LCI Parent, Holdings, the Trust and the Purchaser agree that they shall use commercially reasonable efforts to assist Gaming and Gaming Holdings to arrange the Gaming Financing, including (i) with respect to LCI Parent and the Trust, to enter into (A) a joint and several guaranty of performance and completion in connection with the Bank Debt, and (B) a joint and several guaranty of performance and completion in favor of the holders of the Discount Notes and in favor of the Contingent Guarantor (as shall be defined therein) (collectively, the "COMPLETION GUARANTIES"); (ii) with respect to LCI Parent and Holdings, to enter into a Keep Well Agreement (the "KEEP WELL AGREEMENT") with the providers of the Bank Debt (the "BANK LENDERS") under which Holdings and LCI Parent shall jointly and severally covenant to make certain cash equity contributions to Gaming in certain circumstances; (iii) with respect to LCI Parent, Holdings and the Trust, to enter into a contribution agreement (the "CONTRIBUTION AGREEMENT") pursuant to which (A) LCI Parent and the Trust shall agree to be obligated, notwithstanding the joint and several obligations of LCI Parent and the Trust stated in the Completion Guaranties, for such portion of any liability incurred under the Completion Guaranties in the proportion of twenty-five percent for LCI Parent and seventy-five percent for the Trust, and
(B) pursuant to which LCI Parent and Holdings shall agree to be obligated, notwithstanding the joint and several obligations of LCI Parent and Holdings stated in the Keep Well Agreement, for such portion of any liability incurred under the Keep Well Agreement in the proportion of twenty-five percent for LCI Parent and seventy-five percent for Holdings; and (iv) with respect to the Purchaser, LCI Parent, the Trust and Holdings, to enter into a tax indemnity agreement (the "Tax Indemnity Agreement") consistent with the terms of the Agreement entered into by the Purchaser, LCI Parent, the Trust and Holdings, dated as of January 29, 1998 pursuant to which the Trust and Holdings jointly and severally shall agree to indemnify on an after tax basis the Purchaser and LCI Parent, and each of them against various taxes, losses, costs or damages; PROVIDED that the terms and conditions of each of the Completion Guaranties, the Keep Well Agreement, the Contribution Agreement and the Tax Indemnity Agreement are satisfactory to LCI Parent, Holdings and the Trust, each in its respective sole discretion. In consideration of the foregoing, LCI Parent shall receive
(x) an initial fee of $2.65 million and (y) a fee accruing from the Closing Date of one and one-half percent (1.5%) per annum of Gaming's average annual indebtedness with respect to that portion of the Bank Debt which is supported and enhanced by the Keep Well Agreement for each relevant twelve month period (or part thereof) (which amount shall reflect the extent, if any, by which the obligations under the Keep Well Agreement are reduced or eliminated under certain circumstances over time), which (A) in respect of the fee accruing during the period from the Closing Date to the Opening Date, shall be paid following the Opening Date out of First Available Proceeds and (B) in respect of the fee accruing during the period from and after the Opening Date shall be payable annually in arrears within thirty days after each twelve month anniversary of the Opening Date, failing which Gaming Holdings shall pay such fee by issuing to LCI Series A Preferred Shares in the capital of Gaming Holdings at the rate of one Series A Preferred Share for each $100 which is not paid at the end of such thirty day period.

          (b) On or prior to the Closing, Gaming Holdings and Gaming shall enter into all Redevelopment Documents comprising the Gaming Financing that have been approved by the Purchaser pursuant to Section 6.1 or Section 2.2.

          (c) Each of Holdings and the Purchaser agrees to pay, within thirty days after receipt of a request therefor (together with reasonably detailed documentation evidencing such costs), its pro rata share (i.e., seventy-five percent for Holdings and twenty-five percent for the Purchaser) of all fees and expenses paid or incurred in connection with the Gaming Financing to the extent previously mutually approved in writing by the Purchaser and Holdings. Without limiting the foregoing, the parties acknowledge and agree to pay their respective shares of the commitment fee which is due upon execution of a commitment letter in respect of the Bank Debt. All such payments shall become obligations of Gaming (and shall be reimbursed as appropriate) as of the Closing Date.

          (d) Subject to the consummation of the Closing, Gaming shall pay (i) the fees of Westwood Capital, LLC and HK Group, LLC, respectively, arising under the agreements set forth in Schedule 4.2, and (ii) the fees of Oppenheimer & Co. in connection with the transactions contemplated herein, and (iii) the legal fees relating to the transactions contemplated herein. The parties acknowledge that Gaming shall pay to the Trust (A) in consideration for certain expenses incurred by the Trust prior to the Closing, $3 million at the Closing and
(B) after the Closing, amounts to reimburse the Trust for out-of-pocket expenses relating to the Redevelopment, not to exceed $900,000.

          (e) The parties agree to exercise reasonable diligent efforts to coordinate the Gaming Financing and the Bazaar Financing, including facilitating inter-creditor agreements and the delivery of attornment and nondisturbance agreements; PROVIDED that the terms and conditions thereof are satisfactory to each of the parties in their respective sole discretion.

          SECTION 6.3. DISCOUNT NOTES AND WARRANTS. At the Closing, Gaming shall issue the Discount Notes and Sommer Enterprises shall cause Aladdin Enterprises to issue the Warrants.

          SECTION 6.4. INTERESTS OF EMPLOYEES, OFFICERS AND CONSULTANTS. (a) The parties acknowledge that in consideration for the contribution of certain interests in Gaming, Gaming Holdings shall at the Closing (i) issue to Goeglein an unvested Interest in Gaming Holdings equal to a two percent Percentage Interest on the terms and conditions of the Goeglein Employment and Consulting Agreement, (ii) issue to GAI an Interest in Gaming Holdings equal to a three percent Percentage Interest, fully vested, on the terms and conditions of the GAI Consulting Agreement and (iii) issue to various other officers and employees of Gaming certain unvested Interests in Gaming Holdings on the terms and conditions of various amended employment agreements disclosed in Schedule 4.3. The parties further acknowledge that Goeglein, GAI and such other officers and employees of Gaming will, pursuant to the Goeglein Employment and Consulting Agreement and the GAI Consulting Agreement and the above-mentioned other amended employment agreements with officers and employees of Gaming disclosed in
Schedule 4.3, respectively, each have the right to purchase additional securities in certain circumstances to avoid dilution of their respective Interests and/or put their Interests to Gaming Holdings in certain circumstances and on certain terms and conditions.

          (b) The capital structure of Gaming Holdings at the Closing shall reflect that immediately after the Closing GAI shall have a three percent (3%) Percentage Interest, and Sommer Enterprises' Interest shall be diluted to accommodate such three percent interest of GAI and the Purchaser's Interest shall not be diluted thereby. Subject to the consummation of the Closing, on the Opening Date the Purchaser's Percentage Interest shall be decreased by 0.5% and Sommer Enterprises' Percentage Interest shall be correspondingly increased by 0.5%. Notwithstanding the foregoing, Goeglein's two percent (2%) Percentage Interest (whether vested or unvested), GAI's three percent (3%) Percentage Interest and the Interests of the other officers and employees of Gaming referred to in Section 6.4(a) (whether vested or unvested) shall be subject to dilution upon the Exercise of any Warrants.

          (c) Gaming Holdings shall, on or prior to the Closing, ensure that the Goeglein Employment and Consulting Agreement is amended to provide that a change of control which occurs, pursuant to the provisions of the Operating Agreement, in connection with defaults and/or calls under the Completion Guaranties, the Keep Well Agreement or the Contribution Agreement, shall not be deemed a change of control for purposes of the Goeglein Employment and Consulting Agreement.

          SECTION 6.5. INFORMATION AND CONSULTATION. (a) Within ten days after the Effective Date, Gaming shall endeavor to deliver to the Purchaser a copy of all items set forth on the Schedules hereto the most recent drafts as at the Effective Date of the Redevelopment Documents, to the extent that such Redevelopment Documents exist, copies of all licenses, applications (other than applications relating to the submissions to the Nevada Gaming Authorities), permits and other approvals and notices from Governmental Entities relating to the Redevelopment, or any part thereof (collectively "APPLICATIONS" and "APPROVALS") and copies of all documents, deeds, proposals, letters of intent and agreements relating to the construction, financing, fitting out and furnishing, maintenance and operation of the Second Hotel, provided, however, that to the extent that the Purchaser shall have elected to proceed pursuant to
Section 6.7(a)(iii), such documents and agreements shall be only those which directly or indirectly affect the Redevelopment (the "SECOND HOTEL DOCUMENTS").

          (b) From and after the Effective Date and until and including the Closing Gaming shall:

               (i) promptly and regularly consult and counsel with Purchaser with respect to all material issues arising with respect to the Redevelopment and any part thereof, the Redevelopment Documents, the Applications and Approvals, and the Second Hotel Documents, as such issues arise and to the extent such issues will be the subject of discussions or negotiations with third parties, cooperate with Purchaser in developing Gaming's positions, and afford the Purchaser the opportunity to attend meetings at which such issues will be negotiated;

               (ii) without limiting the foregoing, promptly consult and counsel with the Purchaser with respect to the development of Redevelopment Plans and Specifications, and the Redevelopment Budgets;

               (iii) without limiting the foregoing, promptly and regularly consult and counsel with the Purchaser with respect to any proposed material commitment of Gaming Holdings, Music Holdings or Gaming with respect to the Redevelopment or any part thereof; and

               (iv) without limiting the foregoing, Gaming shall promptly provide to the Purchaser the latest drafts of the Redevelopment Documents, the Second Hotel Documents, and all Applications, Approvals and notices from Governmental Entities, shall notify the Purchaser of, and invite representatives of the Purchaser to attend, all of Gaming's project meetings, and upon reasonable notice shall provide the Purchaser with access to all books, records and key employees of Gaming, Gaming Holdings and Music Holdings.

          SECTION 6.6. INSURANCE. From and after the Closing Gaming shall maintain insurance in kind and amount reasonably necessary to protect against the risks inherent or associated with the business of Gaming, including the operations and marketing of the Salle Privee Facilities, which insurance, in kind and amount, shall at all times comply with the requirements of the Gaming Financing and shall include LCI Parent and the Purchaser as named insureds.

          SECTION 6.7. SECOND HOTEL. (a) Subject to (i) the constituent draft Redevelopment Documents in respect of the Second Hotel which have been provided to LCI as of the date hereof being unchanged, (ii) an adequate and satisfactory financing commitment being in place for the Second Hotel, (iii) there being no use, directly or indirectly of the credit support and enhancement which LCI is providing pursuant to Section 6.2 (including the Keep Well Agreement and Completion Guaranties) and (iii) the terms of the Second Hotel venture being satisfactory to Trizec Hahn Centres, Inc., Purchaser has agreed that Gaming will proceed with the development of the Second Hotel through a partially owned subsidiary of Music Holdings, PROVIDED that the material terms of the Second Hotel Documents shall provide for the development of the Second Hotel without utilizing, and shall specifically indemnify LCI Parent against the use of, the credit support and enhancement which LCI Parent is providing pursuant to
Section 6.2 (including the Keep Well Agreement and Completion Guaranties).

          (b) If Purchaser decides not to proceed with the Second Hotel venture on the terms of Section 6.7(a) on the grounds of any of the matters listed in clauses (i)-(iv) Gaming may propose by notice (the "SECOND HOTEL NOTICE") to the Purchaser that Gaming proceed with the development of the Second Hotel at some point during or subsequent to the Redevelopment, which Second Hotel Notice shall contain the material terms of such proposed development (including the financing thereof). The Purchaser shall notify Gaming, within thirty days after delivery of the Second Hotel Notice, time being of the essence, as to which of the following courses of action it shall pursue (the failure to so notify being deemed to be the election of choice (iii) below):

          (i) Gaming may proceed with the development of the Second Hotel substantially in accordance with the Second Hotel Notice and utilizing the Gaming Financing and the credit support and enhancement which LCI Parent is providing pursuant to Section 6.2.

          (ii)Gaming may proceed with the development of the Second Hotel substantially in accordance with the Second Hotel Notice, provided that the material terms shall provide for the development of the Second Hotel without utilizing, and shall specifically indemnify LCI Parent against the use of, the credit support and enhancement which LCI Parent is providing pursuant to Section
6.2 (including the Keep Well Agreement and Completion Guaranty).

          (iii) Holdings shall have the right to cause Gaming to convey to Holdings or an Affiliate thereof, or to a joint venture involving Holdings or an Affiliate thereof, or to a third party, the Second Hotel Parcel, and such entity shall thereafter have the right to develop the Second Hotel. In such event, the Purchaser at Purchaser's election shall have the right to receive either (A) cash equal to twenty-five percent (25%) of the independently assessed market value of the Second Hotel Parcel or (B) twenty-five percent (25%) of the equity interest of Holdings and its Affiliates in the entity which will own and develop the Second Hotel.

          (c) The Purchaser shall have the right to approve, such approval not to be unreasonably withheld, matters relating to the Second Hotel to the extent such matters directly or indirectly affect the Aladdin Redevelopment or Gaming Holdings, Music Holdings or Gaming, including (if the Second Hotel proceeds as a partially owned subsidiary of Music Holdings pursuant to Section 6.7(a)) any proposed rights or remedies to be afforded to the Trust of any of its Affiliates in connection with any completion guaranty or keep well obligations undertaken by the Trust or any Affiliate of the Trust. Such reasonableness on the part of the Purchaser shall include, without limitation, any potential detrimental effect such Second Hotel (other than its mere existence, as to which the Purchaser shall not have the right to object) may have on the financial risks of the Purchaser or its Affiliates in connection with the Aladdin Redevelopment.

          (d) Any dispute between the Purchaser and Gaming or Holdings in connection with any determination pursuant to Section 6.7(c) shall be finally settled through binding arbitration by a sole, disinterested arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall be jointly selected by the Purchaser and Holdings but, if the Purchaser and Holdings do not agree on an arbitrator within thirty days after demand for arbitration is made, they shall request that the arbitrator be designated by the American Arbitration Association. The award of the arbitrator shall be final and conclusive upon the Purchaser, Gaming and Holdings. Each party to the arbitration shall pay the compensation, costs, fees and expenses of its own witnesses, experts and counsel. The compensation and any costs and expenses of the arbitrator shall be borne equally by the Purchaser and Gaming. Judgement upon the award rendered may be entered in any court having jurisdiction thereof, which court may order appropriate relief at law or equity. All proceedings relating to any such arbitration, and all testimony, written submissions and award of the arbitrator therein, shall be private and confidential as among the parties thereto, and shall not be disclosed to any other Person, except as required by law and except as reasonably necessary to prosecute or defend any judicial action to enforce, vacate or modify such arbitration award.

          SECTION 6.8. GAMING MATTERS. (a) The parties agree that from the Effective Date they shall be subject to the provisions of the Nevada Act and to the licensing and regulatory control of the Nevada Gaming Authorities. The parties acknowledge that, in order for Gaming Holdings and Gaming to carry on their business, Sommer Enterprises, Holdings, the Trust, the Purchaser, LCI Parent and their Affiliates and respective employees, officers and directors may be required to submit personal history and financial information to, and be found suitable by, the Nevada Gaming Authorities and gaming authorities of other jurisdictions. If required by the Nevada Gaming Authorities or gaming authorities of other jurisdictions, Sommer Enterprises, Gaming Holdings, Holdings, the Trust, the Purchaser and LCI Parent shall each, and shall cause their respective Affiliates, employees, officers and directors to, (i) promptly submit such personal history and financial history, (ii) cooperate in any investigation and (iii) seek a finding of suitability. Sommer Enterprises, Gaming Holdings, Holdings, the Trust, the Purchaser and LCI Parent each shall be responsible for its own costs and expenses (i.e., the costs and expenses incurred by them, their Affiliates and their respective principals/members and employees, officers and directors) in connection with obtaining, attempting to obtain or retaining a license in accordance with this Section 6.8.

          (b) The parties acknowledge, understand and agree that, to the extent that the prior approval of the Nevada Gaming Authorities is required pursuant to the Nevada Act for the taking of any action under, or the operation and effectiveness of, any provision of this Agreement, each of them will use commercially reasonable efforts to obtain same.

          (c) If Gaming Holdings or Purchaser shall determine prior to the Closing Date, in good faith, based upon verifiable information and specific provisions of the applicable gaming statutes and rules promulgated thereunder or upon specific information received from the Nevada Gaming Authorities, that a Gaming Problem exists in respect of either Sommer Enterprises, Gaming Holdings, Gaming, Holdings, the Trust or their respective Affiliates (in the case of a determination by the Purchaser) or the Purchaser, LCI Parent or their respective Affiliates (in the case of a determination by Gaming Holdings), then Gaming Holdings or the Purchaser, as the case may be, shall provide written notice to the other such party (the "GAMING PROBLEM PARTY") requesting that the Gaming Prob-lem Party provide for the elimination of the Gaming Problem, and:

               (i) (A) if the Gaming Problem is caused by directors, officers, managers or trustees of the Gaming Problem Party, the Gaming Problem Party shall terminate the employment of such Person and (B) if the Gaming Problem is caused by a shareholder, partner, member or beneficiary of the Gaming Problem Party, the Gaming Problem Party shall either purchase such Person's ownership or other interest in the Gaming Problem Party or require such Person to transfer its ownership or other interest in the Gaming Problem Party to a trust or other entity (if any) that would eliminate the Gaming Problem; or

               (ii) after providing the Gaming Problem Party with such written notice and ninety days to eliminate such Gaming Problem, Gaming Holdings (where the Purchaser or LCI Parent is the Gaming Problem Party) or the Purchaser (where Sommer Enterprises, Gaming Holdings, Gaming, Holdings or the Trust is the Gaming Problem Party) may elect to terminate this Agreement pursuant to Article IX, without further liability hereunder (other than pursuant to Sections 6.2(c) and 11.4), if the Gaming Problem Party does not eliminate such Gaming Problem within such ninety day period, time being of the essence.

          SECTION 6.9. CONVEYANCE OF LAND AND EXISTING IMPROVEMENTS. (a) On or prior to the Closing, simultaneously upon the fulfillment of the conditions set forth in Section 7.2 hereof and the delivery of all items set forth in Section 2.3(a) hereof, the Trust and Holdings shall cause (i) the Land And Existing Improvements to be conveyed to Gaming with title as warranted in this Agreement, and (ii) to the extent permitted by law, all Applications and Approvals to be assigned to Gaming.

          (b) The parties agree that Gaming may (i) lease and/or convey the Second Hotel Parcel to another entity pursuant to and subject to the requirements of Section 6.7, (ii) subject to Gaming receiving the economic terms set forth on Exhibit 2, lease and/or convey the Shopping Center Parcel to Bazaar or an Affiliate of Bazaar, (iii) lease and/or convey the Utility Parcel to a third party in consideration for such party's agreement to construct, maintain and operate a cogeneration or central utility plant, and (iv) in the event that Gaming, with the Purchaser's approval, shall decline to develop the Timeshare Parcel, lease and/or convey the Timeshare Parcel to Sommer Enterprises, an Affiliate of Sommer Enterprises or a Third Party in consideration for the appraised market value, independently assessed, of the Timeshare Parcel, and otherwise on terms and conditions reasonably approved by the Purchaser and provided that the Purchaser shall have the right to approve all documents, deeds, proposals, letters of intent and agreements, including financing agreements, relating to the construction, fitting out, maintenance and operation of the Utility Parcel or the Timeshare Parcel developments which, directly or indirectly, affect the Redevelopment.

          SECTION 6.10. JMJ LEASE. The parties agree that Holdings shall be responsible for all payments made to JMJ, Inc. under the JMJ Lease, as a result of the termination of the JMJ Lease, except that Gaming shall be responsible for all payments required to be made in respect of the federal WARN statute. Gaming shall have the benefit of the proceeds received from the sale of salvageable equipment on the Land And Existing Improvements owned by Gaming Holdings, Gaming, Holdings, Sommer Enterprises, the Trust and their respective Affiliates after the termination of the JMJ Lease.

          SECTION 6.11. FINANCIAL INFORMATION. (a) If, in connection with the registration of the Discount Notes or Warrants under the Securities Act or the Securities Exchange Act of 1934, as amended, a registration statement is, in the reasonable opinion of counsel to Gaming Holdings, Aladdin Capital Corp. and Aladdin Enterprises ("Issuers' Counsel") or the Securities and Exchange Commission ("SEC"), required to contain financial statements and/or other financial information of or concerning LCI Parent, then LCI Parent agrees to provide to Gaming Holdings, Aladdin Capital Corp. and Aladdin Enterprises such financial statements and/or financial information prepared and presented in the manner required by Issuers' Counsel or the SEC, as applicable (including reconciliation of such statements and information to United States generally accepted accounting principles, if required) within a sufficient time period to allow Gaming Holdings, Aladdin Capital Corp. and Aladdin Enterprises to comply with their obligations under the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement within the time periods required thereunder.

          (b) In the event that financial statements and/or other financial information of or concerning LCI

Parent as of any dates or periods which do not correspond with the dates or periods when or in respect of which LCI Parent regularly prepares such information, both Gaming Holdings and Gaming and LCI Parent shall use their best endeavors to submit to the SEC that such dates or periods are impractical and to persuade the SEC not to require such statements and/or information as of those dates or periods.

          (c) All costs and expenses in connection with any adaptation whether as to dates, time periods or otherwise, or any reconciliation of LCI Parent financial statements and/or financial information and any effort undertaken on behalf of LCI Parent to persuade the SEC as aforesaid (including, without limitation, the fees and expenses of counsel and of auditors or other advisors or experts), shall be borne by Gaming Holdings or Gaming.

                                     ARTICLE VII

                                CONDITIONS TO CLOSING

          SECTION 7.1. CONDITIONS TO THE PURCHASER'S AND LCI PARENT'S OBLIGATIONS. The obligation of the Purchaser and LCI Parent to consummate the purchase of the Purchaser Shares and the other transactions contemplated hereby is subject to the satisfaction (or waiver by the Purchaser or LCI Parent, in their sole discretion) at or prior to the Closing of the following conditions:

          (a) The representations and warranties of Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust made in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date with the same effect as if made at and as of the Closing Date. Gaming Holdings, Gaming, Holdings, Sommer Enterprises or the Trust shall have performed in all material respects the agreements required to be performed by Gaming Holdings, Gaming, Holdings, Sommer Enterprises or the Trust on or prior to the Closing Date. Gaming Holdings shall have delivered to the Purchaser a certificate of an officer of Gaming Holdings to the foregoing effect (the "GAMING HOLDINGS CLOSING CERTIFICATE").

          (b) No injunction or order of any Governmental Entity shall be in effect as of the Closing Date, and no lawsuit, claim, arbitration, proceeding or investigation shall be pending before any Governmental Entity as of the

Closing Date, and there shall be no outstanding judgment, order or decree of any Governmental Entity, in each case, which would restrain or prohibit the issuance and sale of the Purchaser Shares on the Closing Date or the consummation of any of the other transactions contemplated by this Agreement or invalidate or suspend any provision of this Agreement.

          (c) Since the Effective Date, there shall have been no event, occurrence, or development and there shall not be any state of circumstances or facts (whether or not disclosed in the Closing Schedules or the Gaming Holdings Closing Certificate) which has had or is likely to have a Material Adverse Effect on Gaming Holdings, Gaming, Holdings, Sommer Enterprises or the Trust.


          (d) Gaming shall have delivered to the Purchaser an opinion of counsel to Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust in form and substance satisfactory to the Purchaser.

          (e) The Purchaser shall be satisfied, in its sole discretion, that all Redevelopment Documents necessary for the timely completion of the construction, furnishing and fitting out of the Redevelopment are in full force and effect and all of such Redevelopment Documents shall have theretofore been presented to, and approved by, the Purchaser in its sole discretion pursuant to Section 6.1 or
Section 2.2.

          (f) Without limiting the foregoing, the Gaming Financing shall, on terms and conditions satisfactory to the Purchaser in its sole discretion, have been consummated and be in full force and effect, and with respect to Bazaar Financing, a financing commitment shall be in full force and effect on terms and conditions satisfactory to the Purchaser in its sole discretion to the extent that such terms and conditions directly or indirectly affect the Redeveloped Aladdin, Gaming Holdings or Gaming.

          (g) The Purchaser shall be satisfied in its sole discretion that the Redevelopment Documents taken as a whole do not materially increase LCI Parent's liability under the Completion Guaranties or the Keep Well Agreement above reasonably anticipated levels.

          (h) A counterpart of each of the Operating Agreement, Salle Privee Agreement and Contribution Agreement shall have been duly executed by the other party or parties thereto, shall have been delivered to the Purchaser, and shall be in full force and effect, assuming due and valid execution and delivery by the Purchaser and LCI Parent of each such agreement to which they are a party.

          (i) A counterpart of the Completion Guaranties and the Keep Well Agreement containing terms and conditions satisfactory to LCI Parent in its sole discretion shall have respectively been duly executed by Holdings and the Trust, and Holdings, delivered to the Bank Lenders, and be in full force and effect, assuming due and valid execution and delivery by LCI Parent.

          (j) A counterpart of the Tax Indemnity Agreement shall have been duly executed by the Trust and Holdings, shall have been delivered to LCI Parent and the Purchaser and shall be in full force and effect, assuming due and valid execution and delivery by the Purchaser and LLC Parent.

          (k) If an Escrow Agreement is required by the Gaming Financing, a counterpart of the Escrow Agreement with an Escrow Agent, and on terms and conditions satisfactory to the Purchaser in its sole discretion, shall have been duly executed by the other parties thereto, and a counterpart thereof shall have been delivered to the Purchaser.

          (l) An amendment to the Goeglein Employment and Consulting Agreement providing that a change of control which occurs, pursuant to the provisions of the Operating Agreement, in connection with defaults and/or calls under the Completion Guaranties, the Keep Well Agreement or the Contribution Agreement, shall not be deemed a change of control for purposes of the Goeglein Employment and Consulting Agreement.

          (m) An ALTA Policy of Title Insurance in the amount of at least $180 million insuring in favor of Gaming's title to the Land And Existing Improvements as warranted in this Agreement and issued by a title insurer (and if reinsured, reinsured by reinsurers) reasonably satisfactory to the Purchaser, shall have been delivered to Gaming, and shall be in full force and effect.

          (n) The Amended and Restated Articles shall have been entered into.

          (o) The closing of the sale of the Discount Notes and Warrants shall have taken place.

          SECTION 7.2. CONDITIONS TO GAMING HOLDINGS'S, GAMING'S, HOLDINGS', SOMMER ENTERPRISES' AND THE TRUST'S OBLIGATIONS. The obligation of Gaming Holdings, Gaming, Holdings, Sommer Enterprises and the Trust to consummate the issuance and sale of the Purchaser Shares and the other transactions contemplated hereby is subject to the satisfaction (or waiver by Gaming Holdings, Gaming, Holdings, Sommer Enterprises or the Trust, in their sole discretion) at or prior to the Closing of the following conditions:

          (a) The representations and warranties of the Purchaser and LCI Parent made in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date with the same effect as if made at and as of the Closing Date. The Purchaser or LCI Parent shall have performed in all material respects the agreements required to be performed by the Purchaser or LCI Parent on or prior to the Closing Date. The Purchaser shall have delivered to Gaming Holdings a certificate of an officer of the Purchaser to the foregoing effect (the "PURCHASER CLOSING CERTIFICATE").

          (b) No injunction or order of any Governmental Entity shall be in effect as of the Closing Date, and no lawsuit, claim, arbitration, proceeding or investigation shall be pending before any Governmental Entity as of the Closing Date, and there shall be no outstanding judgment, order or decree of any Governmental Entity, in each case, which would restrain or prohibit the issuance and sale of the Purchaser Shares on the Closing Date or the consummation of any of the other transactions contemplated by this Agreement or invalidate or suspend any provision of this Agreement.

          (c) Each of the Redevelopment Documents that, in Gaming Holdings' opinion in its sole discretion, are necessary for the timely completion of the construction, furnishing and fitting out of the Redevelopment shall have been presented to and approved by the Purchaser pursuant to Section 6.1, and the Redevelopment Agreements and the Redevelopment Financing Agreements shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.

          (d) Without limiting the foregoing, the Gaming Financing shall, on terms and conditions satisfactory to Gaming Holdings in its sole discretion, have been consummated and be in full force and effect, and with respect to the Bazaar Financing, a financing commitment shall be in full force and effect on the terms and conditions satisfactory to Gaming Holdings and Gaming in its sole discretion.

          (e) A counterpart of each of the Operating Agreement, Salle Privee Agreement and Contribution Agreement shall have been duly executed by the other party or parties thereto, shall have been delivered to Gaming Holdings, and shall be in full force and effect, assuming due and valid execution and delivery by Gaming, Holdings and the Trust of each such agreement to which they are a party.

          (f) A counterpart of each of the Completion Guaranties and the Keep Well Agreement containing terms and conditions satisfactory to the Trust and Holdings, respectively, in their sole discretion shall have been duly executed by LCI Parent, delivered to the Bank Lenders, and be in full force and effect, assuming due and valid execution and delivery by the Trust and Holdings, respectively.

          (g) If an Escrow Agreement is required by the Gaming Financing, a counterpart of the Escrow Agreement with an Escrow Agent, and on terms and conditions satisfactory to Gaming Holdings in its sole discretion, shall have been duly executed by the other parties thereto, and a counterpart thereof shall have been delivered to Gaming Holdings.

          (h) The Purchaser shall have paid the Purchase Price to Gaming Holdings, as provided in Section 2.3(a)(i).

          (i) Since the Effective Date, there shall have been no event, occurrence, development, state of circumstances or facts (whether or not disclosed in the Purchaser Closing Certificate) which has had or is likely to have a Material Adverse Effect on the Purchaser or LCI Parent.

          (j) The Discount Notes and Warrants shall be issued and outstanding.

          (k) The Purchaser shall have delivered to Gaming an opinion of counsel to the Purchaser and LCI Parent in form and substance satisfactory to Gaming.


                                     ARTICLE VIII

                                      GUARANTEE

          SECTION 8.1. GUARANTEE. LCI Parent hereby unconditionally and irrevocably guarantees to Gaming Holdings the prompt and complete performance by the Purchaser, when due, of the Purchaser's obligations under this Agreement.


                                      ARTICLE IX

                                     TERMINATION

          SECTION 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual agreement in writing of the Purchaser and Gaming
Holdings;

          (b) by written notice given by Gaming Holdings or by Purchaser as provided in Sections 2.2(b) and 6.1(b);

          (c) by written notice by Gaming Holdings or Gaming if (i) LCI Parent or the Purchaser fails to cure a Gaming Problem within the ninety day period provided in Section 6.8(c)(ii), time being of the essence, or (ii) LCI Parent or the Purchaser or any of their respective Affiliates or any of their respective employees, officers or directors fails to make any filing or disclosure required or requested by, or withdraws any filing or disclosure made to, the Nevada Gaming Authorities;

          (d) by written notice by the Purchaser if (i) Sommer Enterprises, Gaming Holdings, Gaming, Holdings or the Trust fails to cure a Gaming Problem within the ninety day period provided in Section 6.8(c)(ii), time being of the essence, or (ii) Sommer Enterprises, Gaming Holdings, Gaming, Holdings or the Trust or any of their respective Affiliates or any of their respective employees, officers or directors fails to make any filing or disclosure required or requested by, or withdraws any filing or disclosure made to, the Nevada Gaming Authorities;

          (e) by written notice given on or before March 6, 1998 by Gaming Holdings or by the Purchaser if the Closing is not consummated on or before March 3, 1998; or

          (f) by written notice on or before March 6, 1998 by Gaming Holdings or the Purchaser if the consents have not been received on or before March 3, 1998;

          (g) by Gaming Holdings or the Purchaser by written notice if any Governmental Entity will have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated hereby and such order, decree, ruling or other action will have become final and nonappealable; PROVIDED that the right to terminate this Agreement pursuant to this Section 9.1(j) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of such action by the Governmental Entity.

          SECTION 9.2.  EFFECT OF TERMINATION.  Except for Sections 6.2(c) and
11.4 which shall remain in effect, upon termination pursuant to this Article IX, this Agreement shall terminate and be void and have no effect, the transactions contemplated hereby shall be abandoned, no party hereto shall have any liability to any other party hereto, and the parties shall bear their own expenses, including counsel fees.


                                      ARTICLE X

                              SURVIVAL; INDEMNIFICATION

          SECTION 10.1. SURVIVAL; REMEDY FOR BREACH. The representations and warranties of the parties contained in this Agreement shall (except with respect to the representations and warranties contained in Sections 3.5, 3.7, 3.10, 3.11, 3.12, 3.13, 3.16, 3.17, 3.18 and 5.10, which shall survive for a period of three years after the Closing Date) survive the Closing for a period of one year after the Closing Date, after which all representations and warranties made by the parties herein or pursuant hereto shall expire. Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought under any Section of this Agreement shall survive the time at which it would otherwise terminate pursuant to this Agreement if notice of the breach of the representation or warranty giving rise to such indemnity shall have been give to the party against whom such indemnity may be sought, prior to such time. After the Closing, the sole and exclusive remedy of any party for any incorrect representation or warranty contained herein shall be the indemnities contained in Section 10.2, provided that the foregoing shall not limit the right of the parties to such equitable remedies as may be available.

          SECTION 10.2. INDEMNIFICATION. Each party hereto (the "INDEMNIFYING PARTY") hereby indemnifies each other party hereto (the "INDEMNIFIED PARTIES") against and agrees to hold them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) ("LOSS"), incurred or suffered by the Indemnified Parties arising out of or relating, directly or indirectly, to any breach of any representation or warranty of the Indemnifying Party made to such Indemnified Party which is contained in this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall not be liable under this Section
10.2 unless the aggregate amount of liability under this Section 10.2 to any party or its Affiliates exceeds $1 million (the "THRESHOLD") whereupon such Indemnified Party shall be entitled to indemnification hereunder for the aggregate amount of such liability.

          SECTION 10.3. ARONOW INDEMNIFICATION. Holdings and the Trust hereby jointly and severally indemnify Gaming Holdings, Gaming, the Purchaser and LCI Parent against and agree to hold them harmless from, all Loss incurred or suffered by Gaming Holdings, Gaming, the Purchaser or LCI Parent arising out of or relating, directly or indirectly, to (i) that certain litigation filed in the Supreme Court of the State of New York, County of New York, Index No. 112618/95 entitled "Joseph Aronow, et al., vs. Jack Sommer, et al.," or any subsequent claims made by the parties thereto; (ii) that certain litigation filed in the Supreme Court of the State of New York, County of New York, Index No. 600301/97 entitled "Kanbar, et al. v. Aronow, et al.", or any subsequent claims made by the parties thereto, or

(iii) that certain litigation filed in the Southern District of New York, Case No. 88 CIV. 2537 (DAB), entitled "Sommer, et al. v. PMEC", or any subsequent claims made by the parties thereto.

          SECTION 10.4. ENVIRONMENTAL INDEMNITY. Notwithstanding any other provision of this Agreement, the Trust hereby indemnifies and holds LCI Parent, and any Affiliates of LCI Parent that are signatories to the Subsidiary Guarantee to be delivered to the Bank Lenders in respect of the Bank Debt, harmless from and against all Loss incurred or suffered by them or any of them arising out of or relating directly or indirectly to the Environmental Indemnity Agreement, Exhibit J-1 to the Credit Agreement entered into in respect of the Bank Debt. Holdings and Sommer Enterprises hereby join in said indemnification. This indemnification shall not be in duplication of any other indemnity hereunder.

                                      ARTICLE XI

                                    MISCELLANEOUS

          SECTION 11.1. ASSIGNMENT. This Agreement and the rights hereunder shall not be assignable or transferable by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto.

          SECTION 11.2. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 11.3. EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

          SECTION 11.4. CONFIDENTIALITY. Each party shall treat as confidential and not use or disseminate, other than as contemplated under or in connection with this Agreement (including such use by or dissemination to their advisors or counsel as may be reasonably necessary in the context of the transactions contemplated under and in connection with this Agreement) all documents and information concerning this Agreement, the Redevelopment, the Salle Privee Facilities, the transactions contemplated by this Agreement and Gaming Holdings or Gaming which has been furnished to such party (the "RECEIVING PARTY") by any of the other parties or their Affiliates (collectively, the "CONFIDENTIAL INFORMATION"), except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by the Receiving Party,
(ii) in the public domain through no fault of the Receiving Party or (iii) previously or later acquired through sources other than such other party and its Affiliates. The parties agree that upon the expiration or termination of this Agreement (i) each party shall promptly return all written material containing or reflecting Confidential Information, (ii) no party will retain any copies or other reproductions in whole or part containing or reflecting any Confidential Information and (iii) all documents, memos, notes and other writings prepared by each party or its respective advisors containing or reflecting Confidential Information shall be destroyed, and such destruction shall be certified in writing to the other parties by an authorized officer of the destroying party supervising such destruction.

          SECTION 11.5. PUBLICITY. The parties agree that no public release, announcement or other form of publicity concerning the purchase of the Purchaser Shares by the Purchaser and the other transactions contemplated hereby shall be issued by any party hereto without the prior written consent of the other parties, except as such release or announcement may be required by a Governmental Entity or by Law or the rules or regulations of any securities exchange; PROVIDED, HOWEVER, in the event of a release or announcement by the Purchaser pursuant to the immediately preceding clause, the Purchaser shall provide Gaming Holdings with prompt prior notice of such request and cooperate with Gaming Holdings with respect thereto.

          SECTION 11.6. FURTHER ASSURANCES. Gaming Holdings, Gaming, Holdings and the Trust shall use their reasonable efforts to obtain and to assist the Purchaser and LCI Parent, and the Purchaser and LCI Parent shall use their reasonable efforts to obtain and to assist Gaming Holdings, Gaming, Holdings and the Trust, as the case may be, in obtaining promptly all necessary consents or approvals from any Governmental Entity or any other Person for any exercise by the Purchaser, Gaming Holdings, Gaming, Holdings, the Trust or the LCI Parent, as the case may be, of its rights under this Agreement and to take such other actions as may reasonably be requested by the Purchaser, LCI Parent or Gaming Holdings or Gaming, as the case may be, to effect the purpose of this Agreement.

          SECTION 11.7. AMENDMENTS. The terms and provisions of this Agreement may not be amended except by a written instrument signed by the parties hereto making express reference to this Agreement and expressly stating that such written instrument is an amendment of this Agreement.

          SECTION 11.8. NOTICES. (a) All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given and delivered (i) when delivered by hand or by DHL or Federal Express or a courier of similar international standing to the party for whom intended, (ii) five days after being deposited in any official government post office in the United States of America or England, as the case may be, enclosed in an airmail postage prepaid registered or certified envelope addressed to, or (iii) when successfully transmitted by facsimile to, the party for whom intended at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; PROVIDED, HOWEVER, that any notice of change of address or facsimile number shall be effective only upon receipt. All notices shall specifically state: (A) the provision (or provisions) of this Agreement with respect to which such notice is given, and
(B) the relevant time period, if any, in which the party given such notice must respond.

          (b) Subject to Section 11.8(a), the addresses and facsimile members of the parties for notices, consents and other communications given under this Agreement shall be as follows:

          (i) if to Gaming Holdings, Gaming, Sommer Enterprises, Holdings or the
Trust:

          Aladdin Gaming, LLC
          2810 West Charleston Boulevard
          Suite 58
          Las Vegas, Nevada 89102-1934
          Telephone:  702-870-1234
          Telecopier: 702-870-8733

          Attention of Jack Sommer

          with a copy to:

               Sigmund Sommer Properties
               280 Park Avenue
               New York, New York 10017
               Telephone:  212-661-0700
               Telecopier: 212-661-0844
               Attention of Ronald Dictrow



               and

               Schreck Morris
               300 South Fourth Street
               Suite 1200
               Las Vegas, Nevada 89101
               Telephone:  702-474-9400
               Telecopier: 702-474-9422
               Attention of Frank A. Schreck, Esq.

               and

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York  10022
               Telephone:  212-735-3000
               Telecopier: 212-735-2000
               Attention of Wallace L. Schwartz, Esq.

          (ii) if to the Purchaser or LCI Parent:

          London Clubs International, plc
          10 Brick Street
          London W1Y 8HQ, England
          Telephone:  011-44-171-518-0000
          Telecopier: 011-44-171-493-6981
          Attention of Linda M. Lillis

          with a copy to:

               Ohrenstein & Brown, LLP
               230 Park Avenue
               New York, New York 10169
               Telephone:  212-682-4500
               Telecopier: 212-557-0910
               Attention of Peter J. Kiernan, Esq.

               and

               Lionel, Sawyer & Collins
               300 South 4th Street
               Suite 1700
               Las Vegas, Nevada 89101
               Telephone:  702-383-8888
               Telecopier: 702-383-8845
               Attention of P. Gregory Giordano, Esq.

          SECTION 11.9. CONSENTS AND APPROVALS. Whenever in this Agreement reference is made to the Purchaser being satisfied, to the Purchaser's satisfaction, to the Purchaser's approval, or to Purchaser's consent (or any similar reference), such satisfaction, approval or consent, as the case may be, may for purposes of this Agreement be effective only if in writing, signed by the Purchaser, making express reference to this Agreement and to the document, state of facts or other matter involved, and expressly stating that it is an approval, consent, or state of satisfaction or of being satisfied, as the case may be. Any representation or warranty herein referring to Music Holdings shall, to the extent that it relates to Music Holdings, be made only as of the Closing Date and not as of the Effective Date.

          SECTION 11.10. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all such counterparts shall together constitute but one and the same contract.

          SECTION 11.11. CONSTRUCTION. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Any references to any agreement, instrument, statute or regulation is to it as amended and supplemented from time to time (and in the case of statute or regulation, to any successor provision). The table of contents, headings of Articles, Sections, Schedules or other subdivisions have been inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of or interpretation of this Agreement. Any reference to any Schedule in this Agreement shall mean, as the case may be, (a) in connection with a representation and warranty of any party as of the Effective Date, the Schedules attached to this Agreement as of the Effective Date, and (b) in connection with a representation and warranty of any party as of the Closing Date, the Closing Schedules. If any parties' representations and warranties under this Agreement are incorrect or untrue as of the Closing Date by reason of any event, occurrence or development after the Effective Date, or state of circumstances or facts arising after the Effective Date, same shall not be an actionable breach of contract under this Agreement; PROVIDED that such event, occurrence, development, state of circumstances or facts is disclosed in the Purchaser Closing Certificate or the Gaming Holdings Closing Certificate, as the case may be. Any representation or warranty herein referring to Music Holdings shall, to the extent that it relates to Music Holdings, be made only as of the Closing Date and not as of the Effective Date.

          SECTION 11.12. SEVERANCE. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision shall be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

          SECTION 11.13. NON-WAIVER. No provision of this Agreement shall be deemed to have been waived except if the giving of such waiver is contained in a written notice given to the party claiming such waiver and signed by the party giving such waiver and expressly making reference to this Agreement and the matter being waived and expressly stating that it is a waiver. No such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

          SECTION 11.14. APPLICABLE LAW AND JURISDICTION. This Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of New York without regard to the conflict laws of that State. Except as otherwise expressly provided with respect to arbitration pursuant to Section 6.7 of this Agreement and the Arbitration Provision, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in the United States District Court for the Southern District of New York and each party hereto consents to the jurisdiction of the United States District Court for the Southern District of New York, and each party further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any action brought against it in connection with this Agreement in said court.

          SECTION 11.15. REMEDIES. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or equity.

          SECTION 11.16. ENTIRETY OF AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, and merges and supersedes all prior and contemporaneous understandings, representations and warranties with respect to such transactions. Except as expressly set forth in this Agreement, none of the parties hereto or thereto makes any representation or warranty to any other party.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Agreement as of the day and year first above written.


                                        ALADDIN GAMING HOLDINGS, LLC

                                        By:   /s/ Jack Sommer
                                             ------------------------------
                                        Name:   Jack Sommer
                                        Title:  Chairman

                                        ALADDIN GAMING, LLC

                                        By:  Aladdin Gaming Corp., its
                                             Manager



                                        By:   /s/ Jack Sommer
                                             -----------------------------------
                                             Name:  Jack Sommer
                                             Title: Secretary


                                        LONDON CLUBS NEVADA INC.



                                        By:   /s/ Linda Lillis
                                             -----------------------------------
                                             Name:  Linda Lillis
                                             Title: Assistant Secretary


                                        LONDON CLUBS INTERNATIONAL, P.L.C.



                                        By:    /s/ Barry Hardy
                                             -----------------------------------
                                             Name:  Barry Hardy
                                             Title: Finance Director

                                        ALADDIN HOLDINGS, LLC

                                        By:  Aladdin Management Corporation, its
                                             Manager



                                             By:   /s/ Viola Sommer
                                                  ------------------------------
                                                  Viola Sommer
                                                  President


                                             By:   /s/ Jack Sommer
                                                  ------------------------------
                                                  Jack Sommer
                                                  Vice President


                                        SOMMER ENTERPRISES, LLC



                                        By:   /s/ Jack Sommer
                                             -----------------------------------
                                             Name:  Jack Sommer
                                             Title: Chairman


                                        TRUST UNDER ARTICLE SIXTH U/W/O
                                           SIGMUND SOMMER



                                        By:   /s/ Viola Sommer
                                             -----------------------------------
                                             Viola Sommer, as trustee and not
                                             individually



                                        By:   /s/ Jack Sommer
                                             -----------------------------------
                                             Jack Sommer, as trustee and not
                                             individually



                                        By:   /s/ Eugene Landsberg
                                             -----------------------------------
                                             Eugene Landsberg, as trustee and
                                             not individually

                                     SCHEDULE 3.5

               PROPOSED CAPITAL STRUCTURE IMMEDIATELY AFTER THE CLOSING

A.  VOTING INTERESTS

     PERSON                PERCENTAGE INTEREST

Sommer Enterprises                 47%

Aladdin Enterprises                25%

Purchaser                          25%

GAI                                 3%


B.   RIGHTS OR CLAIMS TO MEMBERSHIPS, INTERESTS OR SHARES

     See Schedules 3.15 and 4.3.

                                     SCHEDULE 3.6

                                PERMITTED ENCUMBRANCES

PERMITTED ENCUMBRANCES:  Shall mean:

          (i) Liens for impositions not yet due and payable or Liens which are being diligently contested in good faith by appropriate proceedings promptly instituted;

          (ii) Statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business for sums which are being contested in good faith;

          (iii) All immaterial easements, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property and other agreements which do not materially and adversely affect (A) the ability of Holdings, Gaming Holdings or Gaming to pay any of their obligations to any Person as and when due, (B)the marketability of title to the Land And Existing Improvements (C) the fair market value of the Land And Existing Improvements or
(D) the use or operation of the Land And Existing Improvements;

          (iv) The leases, under lettings, concession agreements and licenses of the Land And Existing Improvements or any part thereof, entered into by Holdings, Gaming Holdings or Gaming set forth below (collectively, the "LEASES"):

               The JMJ Lease

          (v)   Those items set forth in the attached Title Report.

                                    SCHEDULE 3.11

                           ENVIRONMENTAL AND SOILS REPORTS


1. Phase 1 Environmental Site Assessment dated July 25, 1994, prepared by Western Technologies, Inc.

2. Asbestos Air Sampling Survey dated September 2, 1994, prepared by Converse Environmental Consultants Southwest, Inc.

3. Phase 1 Environmental Site Assessment dated October 23, 1996, prepared by Ninyo & Moore Geotechnical and Environmental Sciences Consultants.

4. Limited Soil and Groundwater Investigation dated March 25, 1997, prepared by Converse Environmental Consultants Southwest, Inc.

                                    SCHEDULE 3.13

                       HOLDINGS MATERIAL ASSETS AND LIABILITIES

ITEM (I):  ASSETS

1.   98.67% interest in the issued and outstanding interests in Sommer
     Enterprises.

2.   Title to the Land And Existing Developments.

3.   Rights under the JMJ Lease.

4.   Rights under the this Agreement.

5. Rights under Aladdin Hotel & Casino Agreement, by and between County of Clark, Holdings and Aladdin Management Corporation dated March 18, 1997.

ITEM (II):  LIABILITIES

1.   Obligations under JMJ Lease.

2.   Obligations under this Agreement.

3. Obligations under Aladdin Hotel & Casino Agreement, by and between County of Clark, Holdings and Aladdin Management Corporation dated March 18, 1997.

                                    SCHEDULE 3.14

                                 FINANCIAL STATEMENTS

                             Delivered in October, 1997.

                                    SCHEDULE 3.15

                                      LITIGATION

1.   ARONOW, ET AL. V. SOMMER, ET AL.,
     Index No. 112618/95 (New York Sup. Ct.)

          In May 1995 the above-referenced action was commenced in the Supreme Court of the State of New York, County of New York (the "Court"), against defendants Jack Sommer, individually and as Trustee Under Article Sixth u/w/o Sigmund Sommer (the "Trust"); Viola Sommer, individually and as Trustee of the Trust; Eugene Landsberg, as Trustee of the Trust; and GW Vegas, L.L.C. Plaintiffs allege, among other things, that a joint venture was formed between plaintiffs and Jack Sommer to acquire and develop the Aladdin Hotel and Casino in Las Vegas, Nevada. Plaintiffs' alleged causes of action include impressing a constructive trust, breach of a joint venture agreement, breach of fiduciary duty, misappropriation of an opportunity, unjust enrichment and an accounting. Plaintiffs seek, among other things, to impress a constructive trust, an accounting, compensatory damages of not less than $200 million and punitive damages not less than $500 million.

          Defendants moved to dismiss the complaint and, on May 20, 1996, the Court granted in part and denied in part said motion. Plaintiffs have since filed an Amended Complaint. Defendants have answered the Amended Complaint and Jack Sommer, individually, has asserted a counterclaim for fraudulent inducement. Subsequently, plaintiffs moved for partial summary judgment, to dismiss the affirmative defenses and the individual counterclaim of Jack Sommer, and for a preliminary injunction entitling them to advance notice of any transfer or encumbrance of defendants' interest in the Aladdin. On February 18, 1997, the Court denied all of plaintiffs' motions, except the Court dismissed two of defendants' affirmative defenses.

2.   KANBAR, ET AL. V. ARONOW, ET AL.,
     Index No. 600301/97 (New York Sup. Ct.)

          In January 1997 the above-referenced action was filed in the Supreme Court of the State of New York, County of New York, against, among others, Jack Sommer, Viola Sommer and Eugene Landsberg, each individually and as Trustees of the Trust (the "Trustees"). Plaintiffs allege that they were in a partnership with Joseph Aronow which was formed to seek and develop business opportunities with Jack Sommer. Plaintiffs, among other things, allege that they were fraudulently induced into entering a settlement agreement with Jack Sommer related to these very same issues involved in the lawsuit.

          Plaintiffs seek against the Trustees, a constructive trust in the Aladdin Hotel and Casino, declaratory judgment, damages not less than $20 million and punitive damages not less than $50 million. The Trustees have moved to dismiss this action.

                                    SCHEDULE 3.16

                               MATERIAL ADVERSE EFFECT


                                        None.

                                    SCHEDULE 3.17

                  LIABILITIES NOT REFLECTED ON FINANCIAL STATEMENTS

                                        None.

                                    SCHEDULE 4.1

                                    SUBSIDIARIES

                                     SCHEDULE 4.2

                                  MATERIAL CONTRACTS


1. Letter Agreement dated December 23, 1996 between Westwood Capital, LLC ("WESTWOOD"), Trust Under Article Sixth u/w/o Sigmund Sommer ("TRUST"), Holdings and Gaming under which the obligations, agreements, liabilities and other commitments of the Trust pursuant to a Letter Agreement between Westwood and Trust dated May 31, 1996 were assigned, conveyed and otherwise transferred to Holdings, Gaming and other entities to be formed by the Trust and Holdings in connection with the Redevelopment, jointly and severally.

2. Letter Agreement dated September 11, 1996 between the Trust and HK Group, LLC ("HK GROUP") under which the Trust agreed that a $2 million success fee for the introduction of Gaming to the Purchaser would, subject to the terms and conditions of such Letter Agreement, be paid by Gaming to HK Group.

3.   See also Schedule 4.3.

                                     SCHEDULE 4.3

                                      EMPLOYEES


1.   Goeglein Employment and Consulting Agreement.

2.   GAI Consulting Agreement.

3. Employment Agreement dated as of July 1, 1997 between Gaming, Holdings and James H. McKennon.

4. Employment Agreement dated as of July 1, 1997 between Gaming, Holdings and Cornelius T. Klerk.

5. Employment Agreement dated as of July 1, 1997 between Gaming, Holdings and Lee Galati.

6. Employment Agreement dated as of July 1, 1997 between Gaming, Holdings and Jose A. Rueda.

                                     SCHEDULE 4.4

                            EMPLOYEE BENEFIT PLANS; ERISA

                                        None.

                                     SCHEDULE 4.5

                                    ALADDIN NAMES

1.   Service Mark (Reg. No. 1,789,789), "Aladdin Hotel & Casino".
     Registered August 24, 1993 for Hotel and Restaurant Services.

2.   Service Mark (Reg. No. 1,781,854), "Aladdin".
     Registered June 13, 1993 for Casino and Casino Entertainment Services.

3.   Service Mark (Reg. No. 1,779,369) "Aladdin".
     Registered June 29, 1993 for Hotel and Restaurant Services.

4.   Service Mark (Reg. No. 1,781,855), "Aladdin".
     Registered July 13, 1993 for Casino and Casino Entertainment Services.

                                     SCHEDULE 6.1

                       REDEVELOPMENT AGREEMENTS APPROVED BY LCI

To be included in the Closing Schedules only.

                                      EXHIBIT 2

ECONOMIC TERMS OF TRANSFER OF SHOPPING CENTER PARCEL


A subordinated and unsecured self-amortizing promissory note (or equivalent lease terms) in the principal amount of $16,666,667, with an interest rate of 12% per annum and a maturity date 69 years from the Closing Date, and on other terms and conditions customary for a subordinated and unsecured self-amortizing promissory note.